UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Boston Private Financial Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Ten Post Office Square
Boston, Massachusetts 02109

Dear Fellow Shareholders:
On behalf of the Board of Directors and the management of Boston Private Financial Holdings, Inc. (the “Company”), you are invited to attend the Company’s 2015 Annual Meeting of Shareholders. The meeting will be held on Wednesday, April 15, 2015 at 10:00 a.m. Eastern time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109.
The attached Notice of the 2015 Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the meeting. Please refer to the Proxy Statement for detailed information on each of the proposals. Only shareholders of record at the close of business on March 4, 2015 may vote at the meeting or any postponements or adjournments of the meeting.
On behalf of the Board of Directors and all employees of Boston Private Financial Holdings, Inc., I thank you for your continued support of our Company.
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the 2015 Annual Meeting of Shareholders, please vote in order to ensure the presence of a quorum.

Sincerely,

/s/ CLAYTON G. DEUTSCH
Clayton G. Deutsch
Chief Executive Officer and President

Boston, Massachusetts
Dated: March 13, 2015

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Ten Post Office Square
Boston, Massachusetts 02109
____________________________________

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS
___________________________________________

TIME AND DATE PLACE		10:00 a.m. Eastern Time, Wednesday, April 15, 2015 Ten Post Office Square Boston, Massachusetts 02109
ITEMS OF BUSINESS	(1)	To elect the nine director nominees named in the Proxy Statement to serve until the 2016 annual meeting and until their successors are duly elected and qualified.
	(2)	To approve an advisory, non-binding resolution on the compensation of the named executive officers as disclosed in the Proxy Statement.
	(3)	To ratify the selection of KPMG, LLP as the Company’s independent registered public accounting firm for fiscal 2015.
	(4)	To transact any other business that may properly come before the meeting.
RECORD DATE		Only shareholders of record at the close of business on March 4, 2015 may vote at the meeting or any postponements or adjournments of the meeting.
PROXY VOTING
Your vote is very important. Please complete, date, sign and return the accompanying proxy card or vote electronically via the Internet or by telephone. The enclosed return envelope requires no additional postage if mailed in the United States. For specific instructions on how to vote your shares, please refer to the section entitled “Voting Options.”

We look forward to your attendance in person or by proxy.
By Order of the Board of Directors,
MARGARET W. CHAMBERS
Corporate Secretary
Boston, Massachusetts
Dated: March 13, 2015

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Shareholders to be held on Wednesday, April 15, 2015. The Company’s Annual Report on Form 10-K for the period ending December 31, 2014 and the 2015 Proxy Statement are available at www.edocumentview.com/bpfh. These documents are also available free of charge by calling the Company’s toll-free number (888) 666-1363 or by contacting the Company’s investor relations department by email at investor-relations@bostonprivate.com.

PROXY STATEMENT
for the
2015 ANNUAL MEETING OF SHAREHOLDERS

The Company’s Board of Directors (the “Board”) is making this Proxy Statement available to you in connection with the solicitation of proxies by our Board for the 2015 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held on Wednesday, April 15, 2015 at 10:00 a.m. Eastern time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109.
_______________________________________

VOTING INFORMATION
_______________________________________

Record Date. The record date for the Meeting is March 4, 2015 (the “Record Date”). At the close of business on the Record Date, there were 83,120,436 shares of the Company’s common stock entitled to be voted at the Meeting, and there were 1,070 shareholders of record. There are no other outstanding shares that are eligible to vote.

Voting Your Proxy. Only shareholders of record at the close of business on the Record Date are entitled to vote at the Meeting. Each outstanding share of common stock is entitled to one vote on each matter before the Meeting.

Vote Required. A quorum of the common stock must be present at the Meeting for any business to be conducted. The presence, in person or by proxy, of the holders of at least a majority of the votes entitled to be cast on a matter for each voting group constitutes a quorum. Abstentions will be counted for purposes of determining whether a quorum is present. Broker non-votes will not be counted for purposes of determining whether a quorum is present. If a quorum is not present, the Meeting will be adjourned until a quorum is obtained.

Director nominees must receive a plurality of the votes cast by shareholders in order to be elected. A proxy vote that withholds authority to vote for a particular nominee or nominees and broker non-votes will have no effect on the outcome of the election of the nominees. The approval of the advisory, non-binding resolution on executive compensation requires the affirmative vote of a majority of the votes cast at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of the votes for this proposal. The ratification of the selection of the Company’s registered independent public accounting firm requires the affirmative vote of a majority of the votes cast at the Meeting.

We are first sending this Proxy Statement and the accompanying materials to shareholders on or about March 13, 2015.
VOTING OPTIONS
Your vote is very important. Even if you plan to attend the Meeting in person, please cast your vote as soon as possible by:

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Mail. The accompanying proxy card, if properly completed, signed, dated and returned in the enclosed envelope, will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

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Telephone or Internet. If you hold your shares of common stock directly and not in street name, you may vote by telephone or Internet by following the instructions included on your proxy card. If you vote by telephone or Internet, you do not have to mail in your proxy card. Telephone and Internet voting are available 24 hours a day. Votes submitted by telephone or Internet must be received by 2:00 a.m., Eastern time, on April 15, 2015.

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Voting in Person at the Meeting. If you are a registered shareholder as of the Record Date and attend the Meeting, you may deliver your completed proxy card in person. Additionally, we will have ballots available for those registered shareholders as of the Record Date who wish to vote in person at the Meeting.

A shareholder of record may revoke a proxy any time before the polls close by submitting a later dated vote by telephone, Internet, or mail, by delivering instruments to the Corporate Secretary before the Meeting or by appearing in person at the Meeting and specifically withdrawing any previously voted proxy.

VOTING MATTERS AND VOTING RECOMMENDATIONS
By submitting your proxy by one of the methods listed above, you authorize Margaret W. Chambers, Executive Vice President, General Counsel and Corporate Secretary, and David J. Kaye, Executive Vice President, Treasurer and Chief Financial Officer, to represent you and vote your shares at the Meeting in accordance with your instructions. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted in accordance with the Board’s recommendations as follows:

Proposal		Board Recommendation	Page Reference (for more detail)
Item 1	Elect the nine director nominees named in this Proxy Statement to serve until the 2016 annual meeting and until their successors are duly elected and qualified.	FOR each Director Nominee	3
Item 2	Approve an advisory, non-binding resolution on the compensation of the Company’s named executive officers.	FOR	48
Item 3	Ratify the selection of KPMG, LLP as the Company’s independent registered public accounting firm for fiscal 2015.	FOR	49

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted at the discretion of the proxy holders.

ANNUAL REPORT

All shareholders of record are being sent a copy of the Company’s 2014 Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which contains audited financial statements of the Company for the fiscal years ended December 31, 2014, 2013 and 2012, as filed with the Securities and Exchange Commission (“SEC”) on March 2, 2015. These reports, however, are not part of the proxy soliciting material.

A copy of the Company’s Annual Report on Form 10-K filed with the SEC, including all exhibits, may be obtained free of charge by writing to Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109, Attention: Corporate Secretary, or by accessing the Company’s website at www.bostonprivate.com, and selecting the link “Documents/SEC filings” under the “Investor Relations” tab.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Restated Articles of Organization, as amended to date, provide that beginning at the 2013 Annual Meeting of Shareholders (“2013 Meeting”), directors shall be elected annually for terms of one year, except that any director in office at the 2013 Meeting whose three-year term expires at the annual meeting of shareholders to be held in calendar year 2014 and 2015 shall continue to hold office until the end of the three-year term for which such director was elected and until such director’s successor shall have been elected and qualified. At the annual meeting of shareholders to be held in 2015 and at each annual meeting of shareholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of shareholders and until such directors’ successors shall have been elected and qualified.
The Board of Directors of the Company currently consists of ten members. At this year’s annual meeting, shareholders will be asked to elect nine directors, eight of whom are currently serving as directors of the Company. Mrs. Hoffman and Mr. Alexander will not stand for re-election. After evaluating the performance and experience of each of the current Directors and the composition of the full Board, the Compensation, Governance and Executive Committee of the Board has recommended one new director nominee for election to fill one of the vacant seats. This nominee is Mark D. Thompson. Each of the nine director nominees has consented to serve as a director if elected at this year’s annual meeting. Each nominee elected as a director will serve until the next annual meeting and until his or her successor has been elected and qualified. If any nominee is unable to serve as a director at the annual meeting, the Board may reduce the number of directors to be elected at the annual meeting.
The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a Director of the Company. In addition to the information presented below regarding each Director’s specific experience, qualifications, attributes and skills, the Board also believes that all of the Directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company.
The Board has determined that each nominee, except Messrs. Deutsch and Thompson, qualifies as an independent director under the NASDAQ listing standards.
If any of the nominees shall become unavailable for any reason, all proxies will be voted FOR the election of such other person as the Board of Directors may recommend.
The Board of Directors unanimously recommends a vote FOR each of its nine director nominees.

INFORMATION REGARDING DIRECTOR NOMINEES
The following table sets forth certain information regarding the nominees for election at the 2015 Annual Meeting of Shareholders, based on information furnished by them to the Company:

	Age	Director Since	Independent
Board Nominees
Clayton G. Deutsch	59	2010	NO
Deborah F. Kuenstner	56	2007	YES
Gloria C. Larson	64	2015	YES
John Morton III	71	2008	YES
Daniel P. Nolan	62	2014	YES
Brian G. Shapiro	61	2014	YES
Mark D. Thompson	58	Nominee	NO
Stephen M. Waters, Chairman of the Board	68	2004	YES
Donna C. Wells	53	2014	YES

Director Nominee Qualifications
This section provides information as of the date of this Proxy Statement about each nominee for election or re-election at the Meeting. It is expected that each member of the Board, including nominees, if elected, will also be appointed to the board of directors of Boston Private Bank & Trust Company (the “Bank”), a wholly-owned subsidiary of the Company. Each nominee is currently a member of the board of directors of the Bank. For more information see “Corporate Governance.”

Clayton G. Deutsch
Mr. Deutsch is Chief Executive Officer and President of the Company, which he joined in August 2010. Mr. Deutsch is a member of the Company’s Leadership Team and has over 30 years of experience in the financial services industry. He began his career in banking in the 1970s at Society Corporation, the predecessor to Key Corp. Prior to joining the Company, he was a director at McKinsey & Company, which he joined in 1980, and served as Global Leader of that firm’s Merger Management Practice. During his time at McKinsey, he developed deep experience working with many leading financial institutions, with a particular focus in the private banking, wealth advisory, and wealth management sectors, as he helped establish and build McKinsey’s Financial Services practice globally. As a senior leader at McKinsey, Mr. Deutsch managed the Midwest complex of McKinsey offices including Chicago, Pittsburgh, Minneapolis, Cleveland and Detroit, and founded and led the Great Lakes Financial Services practice. Throughout his career with McKinsey, he consulted with financial services providers and other businesses on global strategy development, performance improvement, M&A strategy and corporate governance, among other areas. Mr. Deutsch also served as Chairman of McKinsey’s Principal Review Committee, a member of the Director Review Committee, a long-time member of the Shareholders Council (McKinsey’s board of directors) and Chair of the Professional Standards Committee. In addition to Mr. Deutsch’s management expertise, he brings to our Board extensive knowledge of financial services strategies. His skills at directing corporate strategy provide our Board with a valuable resource as the Company expands its strategic direction. Mr. Deutsch’s extensive experience in the financial services industry and deep strategic expertise make him an excellent nominee for the Board.

Deborah F. Kuenstner
Ms. Kuenstner is the Chief Investment Officer of Wellesley College. Before joining Wellesley College in February of 2009, Ms. Kuenstner was Chief Investment Officer and Vice President of Investment Management at Brandeis University from 2007 to January 2009. Prior to working at Brandeis, Ms. Kuenstner was Managing Director of Research for Fidelity Management & Research Company, the investment management organization of Fidelity Investments. Ms. Kuenstner was the Chief Investment Officer, Global Value, at Putnam Investments from 2000 to 2004. Her other roles at Putnam included Chief Investment Officer, International Value and Senior Portfolio Manager, International Equities. Prior to that, she worked at DuPont Pension Fund Investment in Wilmington, Delaware as a Senior Portfolio Manager, International Equities. Ms. Kuenstner has also been a Vice President, International Investment Strategist, at Merrill Lynch, in addition to Economist at the Federal Reserve Bank of New York. Ms. Kuenstner was actively involved in the Board of Pensions of the Presbyterian Church USA from 1996-2004 as Investment Committee Chair, Director, and most recently, Co-opted Director. Ms. Kuenstner brings to the Board valuable experience and knowledge about the financial services industry generally and, in particular, the investment management arena. Along with this experience, her economic and risk management expertise make her an excellent nominee for the Board.

Gloria C. Larson
Ms. Larson was elected to Board in January 2015. She currently serves as the President of Bentley University and is the first woman to hold this position. Ms. Larson formerly served as the Co-Chair of the Government Strategies Group at Foley Hoag LLP, and from 1996 until 2007 managed a practice that covered a broad array of federal, state and local regulatory and business development issues. Widely influential in economic policy, Ms. Larson was Secretary of Economic Affairs for the Commonwealth of Massachusetts from 1993 to 1996 and was responsible for developing and promoting economic growth policies and fostering employment opportunities. She served as the Commonwealth of Massachusetts Secretary of Consumer Affairs and Business Regulation from 1991 to 1993, where she was responsible for regulatory oversight of banking, insurance and energy, as well as consumer protection. Prior to her state service, she oversaw business and regulatory issues at the federal level as a senior official with the Federal Trade Commission (FTC), where she served as Deputy Director of Consumer Protection from 1990 to 1991 and as Attorney Advisor to Commissioner Patricia P. Bailey from 1981 to 1988. Ms. Larson has been honored and recognized by many groups for her contributions to state economic development policy and her commitment to civic engagement. Ms. Larson currently serves as a member of the Council of Economic Advisors, as well as the Massachusetts Clean Energy Center and the Commonwealth’s Successful Women, Successful Families Task Force. Ms. Larson is a member of the Executive Committee of the American College and University Presidents Climate Commitment and a member of the Liberal Education and America’s Promise (LEAP) Presidents’ Trust. She served for more than a decade as Chairman of the Massachusetts Convention Center Authority (MCCA), was the first woman to serve as Chairman of the Greater Boston Chamber of Commerce, where she continues to serve on the Chamber’s Executive Committee. Ms. Larson presently holds the post of President of the Massachusetts Conference for Women. In addition, she is a board or advisory council member of several prominent professional, charitable and civic organizations. In addition to serving on the Company’s Board of Directors, Ms. Larson currently serves as a Director of Unum Group, chairing Unum’s Regulatory Compliance Committee. She previously served as a director on the boards of KeySpan Energy and RSA Security, as well as a member of the board of Blue Cross Blue Shield of MA. Ms. Larson’s deep ties in the Boston community, as well as her public company and financial sector experience, will be of great value to the Company as it continues to focus on its strategic goal of becoming a premier national wealth management and private banking company. We believe that Ms. Larson’s expertise in the regulatory oversight of banking and the financial services industry, and her experience managing regulatory and business development issues qualify her as an excellent nominee for the Board.

John Morton III
Mr. Morton is a seasoned bank executive with over 35 years of banking and financial services experience. He has extensive experience leading organizational turnarounds, acquisition integrations, business growth and corporate governance activities. Mr. Morton was a director of Fortress International Group, Inc. from January 2007, and served as Chairman from December 2008 to January 2012, when he resigned from the board. Mr. Morton served as an advisor to Fortress International Group, Inc.’s board through the first quarter of 2012. He has been a Director of the Company since August 2008, of Barry-Wehmiller Companies, Inc. since July 2007, and Dynamac International Inc., from the late 1980s until it was sold in early 2010. Mr. Morton served as a director of Broadwing Corporation from April 2006 to January 2007. He served as President of Premier Banking for Bank of America Corp. from August 2004 to September 2005. From 1997 to 2001, Mr. Morton served as President of the Mid-Atlantic Region, Bank of America. He was President of the Private Client Group of NationsBank from 1996 to 1997. From 1994 to 1996, he served as Chairman, Chief Executive Officer and President of The Boatmen’s National Bank of St. Louis, and as Chief Executive Officer of Farm and Home Financial Corporation from 1992 to 1993. In 1990 and 1991, Mr. Morton served as Perpetual Financial Corporation’s Chairman, Chief Executive Officer and President. He served in the U.S. Navy as a lieutenant aboard the nuclear submarine U.S.S. George Washington Carver. He serves as Chairman of the Maryland Stadium Authority, as Commissioner of the Maryland State Lottery and Gaming Control Commission, Director, U.S. Naval Institute, and director of the U.S. Naval Academy Foundation Athletic and Scholarship Programs. We believe Mr. Morton is a valuable nominee for the Board in light of his experience as the chairman, chief executive officer and president of several banking institutions, coupled with his service on a number of public company boards. He brings to the Board operational expertise, a deep background in the financial services industry, and a comprehensive understanding of the Company’s business, all of which make him particularly qualified and an excellent nominee to serve on the Board.

Daniel P. Nolan
Mr. Nolan currently serves as President and CEO of Hugh Johnson Advisors, LLC, a registered investment advisor located in Albany, New York. Mr. Nolan is also a principal in NPV Capital LLC, a private equity and real estate investment firm that he formed in July 2007. Prior to holding these positions he was a partner in Ayco Company, L.P., a wholly owned subsidiary of Goldman Sachs. During his twenty-eight year career, from August 1978 through April 2007, at Ayco, Mr. Nolan provided tax, investment and financial planning advice to Ayco’s highest net worth clients. He served as a Regional Vice President of two of Ayco’s regional offices and held a variety of management positions, serving on both the Senior Management Committee and the Strategic Planning Committee. Mr. Nolan founded and led the firm’s Special Investment Group, creating venture capital, private equity and hedge fund opportunities for the firm’s clients. In July 2003, Ayco was sold to The Goldman Sachs Group and Mr. Nolan led the effort to integrate Ayco into Goldman’s Private Wealth Management practice. He previously served on the board of Capital Bank & Trust, a community bank headquartered in Albany, New York. Mr. Nolan is a trustee of Albany Law School as well as The College of St. Rose. Mr. Nolan is a member of the board of directors of NSC de Puerto Rico, Inc. and the Center for Disability Services Endowment and a member of the College Affairs Committee of the Albany Medical Center Board of Directors. Mr. Nolan’s proven business acumen, as demonstrated by his success in founding and leading several companies, is a valuable resource as the Company continues to build on its current strategy. He has significant leadership, operational and investment management and financial expertise. Further, Mr. Nolan offers the Board a unique perspective into a number of important areas including strategic planning and wealth management. We believe that Mr. Nolan’s extensive experience make him an excellent nominee for the Board of Directors.

Brian G. Shapiro
Mr. Shapiro is a CPA and serves as the Managing Partner of The Shapiro Group, a Los Angeles based boutique CPA firm that he founded. The firm specializes in strategic planning for taxes, investments and business decisions of high net worth individuals, pass-thru entities and corporations. Prior to forming The Shapiro Group in 1983, Mr. Shapiro served as Tax Manager for Arthur Young & Company, where he was designated a national firm specialist for securities transactions and investment planning. Mr. Shapiro is active in community and philanthropic organizations in the Los Angeles community and organizations connected with the University of Wisconsin-Madison. He is a past president of the University of Wisconsin Alumni Club of Los Angeles, an emeritus member of the Dean’s Advisory Board of The Wisconsin School of Business and a member of the University of Wisconsin Bascom Hill Society. He is also an active member of the Water Buffalo Club, a Los Angeles charity support group, and the Big Ten Club of Southern California. Mr. Shapiro served as the Chairman of the Board of First Private Bank & Trust from April 2008 until its merger into Boston Private Bank & Trust Company in 2011. He currently chairs the Company’s and the Bank’s Risk Management Committee. Mr. Shapiro’s expertise in finance, investment management and accounting make him a vital asset in the continued growth of the Bank and the Company. His previous tenure as a director at Boston Private Bank & Trust Company provides the Board of Directors additional insight into the Bank’s operations and business. We believe Mr. Shapiro’s extensive experience and financial expertise make him an excellent nominee for the Board of Directors.

Mark D. Thompson
Mr. Thompson is the chief executive officer and president of Boston Private Bank & Trust Company and is also a member of the Bank’s board of directors. He has been a member of the Company’s Leadership Team since September 2010. In his role as CEO of the Bank, Mr. Thompson is responsible for the overall performance of Boston Private Bank & Trust Company. He joined Boston Private Bank & Trust Company in 1994 and served as Executive Vice President and Treasurer from 1994-2001, President from 2001-2003 and Chief Executive Officer from 2003 to the present. Prior to joining the Bank, Mr. Thompson was an Executive Vice President and founding officer of Wainwright Bank & Trust Company and was Vice President - Private Banking at Boston Safe Deposit & Trust Company. Mr. Thompson’s extensive experience in banking and as leader of Boston Private Bank & Trust Company makes him an excellent nominee for the Board.

Stephen M. Waters
Mr. Waters is Chairman of the Board of the Company and the Bank, and is Managing Partner of Compass Partners Advisors LLP and its advisory and investment subsidiaries, which he founded in 1996. Prior to this, Mr. Waters spent over twenty years advising corporate and financial entities both in the U.S. and internationally. Mr. Waters served from 1992 to 1996 as Co-Chief Executive Officer of Morgan Stanley Europe and was a member of Morgan Stanley’s worldwide 12-person Operating Committee. Mr. Waters joined Morgan Stanley as a Managing Director in the Mergers and Acquisitions Department in June 1988 and was Co-Director of that department from January 1990 to early 1992. Mr. Waters was Co-Director of the Mergers and Acquisition Department at Shearson Lehman Brothers from 1985 to 1988. He serves on the Board of Directors of Valero Energy Corporation where he sits on the audit and compensation committees. Mr. Waters brings over 35 years of specific and relevant financial services experience to the Board, along with a deep understanding and practical knowledge of the investment management business. Mr. Waters’ background as a chief executive officer and director, as well as his extensive experience in investment management, economics and mergers and acquisitions makes him an excellent nominee for the Board.

Donna C. Wells
Ms. Wells became a member of the Company’s Board of Directors in July 2014. She is currently Board Director, President and CEO of Mindflash Technologies, Inc., a private, Palo Alto, California company providing the market-leading cloud-based platform for employee and customer training. Prior to Mindflash, Ms. Wells had a nearly 20 year career in the financial services industry, including experience leading transitions from offline to online business models within Fortune 1000 companies and successfully disrupting established players with small, start-up teams as a serial entrepreneur. Ms. Wells began her career at American Express as a member of the Corporate Strategic Planning group and later held positions of increasing responsibility in that company’s Consumer and Corporate Card businesses. She later helped establish a new, strategic product development function for Charles Schwab’s retail business and ultimately held responsibility for product development and marketing to customer segments representing 70% of all Schwab client households. This early experience with the power and scale afforded by online financial service delivery drove Ms. Wells to leadership roles with three of the most innovative companies in this space: MyCFO Wealth Management (sold to Harris Bank), Intuit and Mint.com (sold to Intuit). Ms. Wells’s teams’ work has won multiple Webby’s (the “Oscars of the Internet”) and recognition as a Tech Pioneer by the World Economic Forum in Davos. She has been named a Top 25 Women in Tech to Watch by Accenture and a Marketing Executive of the Year Finalist by the Wall Street Journal. Ms. Wells is a native Californian and returned to live in the Bay Area in 1995, following 14 years on the East Coast and in Asia. Ms. Wells’ extensive experience in the financial services industry and her expertise surrounding online financial service delivery qualifies her as an excellent nominee to serve on the Board of Directors.
CORPORATE GOVERNANCE
The business of the Company is managed under the direction of the Company’s Board of Directors in accordance with the Massachusetts General Laws and the Company’s Restated Articles of Organization and by-laws. The Board of Directors provides oversight of the Company’s activities for the benefit of its shareholders and other constituencies, which includes the Company’s regulators, affiliated companies, employees, customers, suppliers, creditors and the communities in which the Company and its affiliates conduct business. The table below lists many of our governance practices.

Board and Other Governance Information
Majority Voting for Directors	Yes
Annual Election of All Directors	Yes
Diverse Board (as to Gender, Composition, Skills, Experience, etc.)*	Yes
Annual Board and Committee Self-Evaluation	Yes
Separate Chairman and CEO	Yes
Independent Directors Meet Without Management at Each Regularly Scheduled Board Meeting	Yes
Annual Independent Director Evaluation of CEO	Yes
Code of Business Conduct and Ethics for Directors	Yes
Board Level Risk Management Committee	Yes
Size of Board*	9
Number of Independent Directors*	7
Average Director Age*	62
Average Director Tenure (in Years)*	4.5
Annual Equity Grant to Directors	Yes
Disclosure Committee for Financial Reporting	Yes
*Based on nominated Board

Corporate Governance Guidelines
The Board of Directors has a particular focus on corporate governance, developing the strategic direction of the Company, and seeking to ensure the success of the Company’s business through the appointment and retention of qualified executive management. The Board has documented its commitment to serve the best interests of the Company and its shareholders in its Corporate Governance Guidelines which, among other things, describe our corporate governance practices and address issues such as director qualification standards, director responsibilities, board composition and structure, performance evaluation and succession planning.
Board Leadership Structure
In accordance with the Company’s by-laws, the Board of Directors elects the Chairman of the Board and appoints the President, who also serves as Chief Executive Officer (“CEO”). The Board of Directors has adopted a policy that provides for the separation of the roles of Chairman and Chief Executive Officer.
The Compensation, Governance and Executive Committee has established a Statement of Roles and Responsibilities (“Statement”) for the non-executive Chairman of the Board of Directors (“non-executive Chair”). The Statement provides that the position of non-executive Chairman may only be held by a member of the Board of Directors who has been determined to be “independent” under the NASDAQ listing standards (the “NASDAQ Rules”). The non-executive Chairman is elected by the Company’s Board of Directors annually and may be removed at any time with or without cause. The non-executive Chairman is responsible for the management, development and effective functioning of the Board of Directors and provides leadership in every aspect of the Board’s oversight of the Company. The non-executive Chairman acts in an advisory capacity to the CEO and President of the Company, and to other executive officers in matters concerning the interests of the organization and the Board, as well as serving as the liaison between management and the Board of Directors. The duties of the Chairman of the Board include the following:

•	setting agendas for the Board meetings in consultation with the CEO;

•	chairing Board meetings and ensuring that Board functions are carried out effectively;

•	establishing and chairing executive sessions of independent directors and providing feedback to the CEO, as appropriate;

•	serving as liaison for chairs of affiliated company boards;

•	facilitating the Board’s efforts to create and maintain practices that respond to feedback from shareholders and other stakeholders;

•	representing the Board at meetings with major shareholders and other stakeholder groups on governance related matters, as may be requested from time to time;

•	providing advice to the CEO on strategic and or material issues;

•	facilitating effective communication between Directors and management, both inside and outside of meetings of the Board;

•	working with the CEO to ensure management strategies, plans and performance are appropriately risk assessed and presented to the Board;

•	advising management in the planning of the strategy meeting; and

•	performing such other duties as the Board may from time to time delegate.

The Compensation, Governance and Executive Committee conducts a periodic review of the role and responsibilities of the non-executive Chairman and this review is then presented to the full Board of Directors.
Risk Oversight
The Board of Directors plays an important role in the risk oversight of the Company and is involved in risk oversight through direct decision-making authority with respect to significant matters, including the development of limits and specific risk tolerances, and the oversight of management by the Board of Directors and its committees. The Board of Directors and its committees also are each directly responsible for considering risks and the oversight of risks relating to decisions that each committee is responsible for making. In light of the Company’s overall business and market, the extensive regulatory schemes under which the Company and all of its affiliates operate, and the complexities of the Company’s operations as a whole, the Board has established a Risk Management Committee which is tasked with specific responsibility for direct oversight of all of the risks inherent in the Company’s business, along with management of the enterprise-wide risk management program. The Risk Management Committee consults with each of the other committees of the Board of Directors for an analysis of their areas of risk, as well as with management and outside experts, and provides regular, detailed reporting and recommendations on risk-related actions to the full Board. The Risk Management Committee also monitors the risk management function and conducts risk assessments for all of the Company’s subsidiaries, participates directly in the risk management committee meetings of Boston Private Bank & Trust Company, which is the Company’s largest subsidiary, adopts and directs the implementation of risk management policies that relate to both the Company and its subsidiaries, and analyzes reporting regarding the same.
In addition to the Risk Management Committee, the Board of Directors administers its risk oversight function through:

•
the review and discussion of regular, periodic reports to the Board of Directors and its committees on topics relating to the risks that the Company faces, including, among others, credit risk, market risk, interest rate risk, operational risks, and regulatory risk;

•
the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, final budgets, material uses of capital, strategic direction, and executive management hiring and promotions;

•
the direct oversight of specific areas of the Company’s business by the Risk Management Committee, the Audit and Finance Committee, the Wealth Management/Trust and Investment Committee, and the Compensation, Governance and Executive Committee; and

•
regular periodic reports from the Company’s internal and external auditors and other third party consultants regarding various areas of potential risk, including, among others, those relating to the Company’s internal controls and financial reporting.

The Board of Directors also relies on management to bring significant matters impacting the Company and its subsidiaries to the Board of Directors’ attention.
Risk Review and Analysis
The Company’s Chief Risk Officer and Chief Human Resources Officer discuss, evaluate and review the Company’s compensation programs annually as part of the Company’s management risk review process. The findings of this review are presented to the Compensation, Governance and Executive Committee annually for further evaluation and discussion with particular focus on the following key areas: (1) the compensation plans of the persons identified as named executive officers (“NEOs”) in this Proxy Statement to ensure that such plans do not encourage the NEOs to take unnecessary or excessive risks that threaten the value of the Company; (2) employee compensation plans in light of the risks posed to the Company by such plans and how to limit these risks; and (3) employee compensation plans to ensure these plans do not encourage the manipulation of reported earnings to enhance compensation. NEO Compensation Plans are described in detail in “Compensation Discussion and Analysis.”
The Compensation, Governance and Executive Committee’s review focuses on incentive compensation plans as opposed to base salary plans or standard benefit arrangements, as the Company believes that incentive compensation arrangements have the greatest potential to encourage inappropriate risk-taking, and/or encourage the manipulation of earnings to enhance compensation. The Company also believes that its base salary and benefit arrangements are generally reasonable and appropriate, considering the Company’s compensation philosophy and industry and regional differences.
The Compensation, Governance and Executive Committee evaluated each plan using the following risk categories: acceptable to low risk, moderate level of risk, and significant risk/potential for material adverse impact. The majority of the Company’s incentive compensation plans were rated in the “acceptable to low risk category.” The Company believes appropriate mitigants are in place to minimize the risk for permitting unnecessary and inappropriate risk-taking or encouraging the manipulation of earnings to enhance compensation. Such mitigants include the addition of mechanisms to claw-back compensation, enhanced governance processes for compensation reviews and the on-going monitoring of employee compensation that may trigger automatic individual or plan reviews.
The Compensation, Governance and Executive Committee believes that the balance of base compensation, variable annual incentive bonuses determined based on Company and individual performance, and long-term equity incentive compensation is weighted such that excessive or unnecessary risk taking will not be encouraged by the variable elements of compensation. Further, the Compensation, Governance and Executive Committee believes that the long-term equity components of compensation encourage the Company’s executives to focus on elements of the Company’s performance to influence long-term value creation and share price appreciation.
Committees of the Board and Related Matters
The Board of Directors currently has four standing Committees: the Audit and Finance Committee; Compensation, Governance and Executive Committee; Risk Management Committee; and Wealth Management/Trust and Investment Committee. Each committee was comprised solely of members of the Board of Directors who have been determined to meet the definition of “independent” in accordance with the NASDAQ Rules. All of the committees have adopted charters that provide a statement of the respective committee’s roles and responsibilities. Current charters for the Audit and Finance Committee and the Compensation, Governance and Executive Committee are available in the Investor Relations/Corporate Governance section of the Company’s website at www.bostonprivate.com.

The following table sets forth membership on the committees and the number of meetings held during 2014.

Name	Audit and Finance	Compensation, Governance and Executive	Risk Management	Wealth Management/Trust and Investment Committee
Herbert S. Alexander	•		•
Lynn Thompson Hoffman (1)	•	•		Chair (7)
Deborah F. Kuenstner (2)		•	•	•
John Morton III (3)	Chair (7)		•	•
Daniel P. Nolan (4)		•		•
Brian G. Shapiro (5)	•		Chair (7)
Stephen M. Waters		Chair (7)
Donna C. Wells (6)			•	•
Number of Committee Meetings Held in 2014	13	13	9	9

(1)	Lynn Thompson Hoffman left the Compensation, Governance and Executive Committee as of April 2014 and joined the Audit and Finance Committee as of April 2014.

(2)	Deborah F. Kuenstner left the Risk Management Committee as of April 2014.

(3)	John Morton III left the Wealth Management/Trust and Investment Committee as of April 2014.

(4)	Daniel P. Nolan joined the Board of Directors, the Compensation, Governance and Executive Committee and the Wealth Management/Trust and Investment Committee as of April 2014.

(5)	Brian G. Shapiro joined the Board of Directors, the Audit and Finance Committee, and the Risk Management Committee as of April 2014.

(6)	Donna C. Wells joined the Board of Directors, the Risk Management Committee, and the Wealth Management/Trust and Investment Committee as of July 2014.

(7)	Indicates Chair as of December 31, 2014.

Attendance at Board and Committee Meetings, Annual Meeting

The Board of Directors held eleven meetings of the full Board during 2014. Each incumbent Director who was a Director in 2014 attended at least 75% of the aggregate number of meetings of the full Board of Directors and relevant committees. The Company does not have a policy of requiring Directors to attend the annual meeting of shareholders. The Company does, however, typically schedule a meeting of its Board of Directors the day before or close to the annual meeting of shareholders to facilitate each Director’s attendance at the annual meeting of shareholders. Of the eight members then on the Board, seven attended the Company’s 2014 annual meeting.

Executive Sessions without Management

To promote open discussion among the non-management Directors, the Board of Directors schedules regular executive sessions in which the non-management Directors meet without management’s participation. Such sessions are scheduled to occur at every regularly scheduled Board and committee meeting. The Chairman of the Board is the presiding Director at such executive sessions.

Audit and Finance Committee

The majority of members of the Audit and Finance Committee is an “audit committee financial expert” as defined in SEC regulations and all members are independent as defined under the NASDAQ Rules. Pursuant to the Audit and Finance Committee’s charter, the Audit and Finance Committee assists the Board in its oversight of (1) the process of reporting the Company’s financial statements; (2) the system of internal controls as it relates to financial reporting; (3) the audit process; (4) the Company’s process for monitoring compliance with laws and regulations and code of conduct; (5) the review and approval of the Company’s declaration of dividends; and (6) the qualifications, independence and performance of the Company’s independent registered public accounting firm in accordance with SEC regulations. The Audit and Finance Committee is solely responsible for retaining the Company’s independent registered public accounting firm. The Audit and Finance Committee also conducts analysis and makes recommendations to the Board and management regarding the Company’s financial planning, capital structure, capital raising, proposed acquisitions, mergers and divestitures, overall strategic planning, and financial performance, where relevant.

Risk Management Committee

The Risk Management Committee’s responsibilities are described above under “Risk Oversight.”

Wealth Management/Trust and Investment Committee

The Wealth Management/Trust and Investment Committee provides strategic direction and oversight on behalf of both the Board of Directors and the board of directors of the Bank regarding the Company’s wealth management businesses, both in the registered investment advisory affiliates and in the Bank’s Trust division. The Committee assists the boards in analyzing the optimal means of enhancing the Company’s performance and expanding its acquisition and retention of private clients through these businesses. The Committee also assists the Bank in fulfilling its fiduciary responsibilities relating to the operation of trusts and the administration of fiduciary accounts. The Committee offers oversight and guidance to management relating to capital allocations and with respect to leveraging synergies within the wealth management business.

Compensation, Governance and Executive Committee

The Compensation, Governance and Executive Committee makes recommendations to the Board of Directors, where necessary, on certain matters including, but not limited to, changes to compensation plans and the adoption of new plans, changes to the CEO’s compensation and changes to Board compensation programs of the Company. In addition, the Committee serves as the Executive Committee of the Bank’s board of directors. The Compensation, Governance and Executive Committee has been delegated the authority by the Board of Directors to approve compensation matters for all executive officers. Compensation decisions relating to the CEO are reviewed by the Board. For additional information on the Compensation, Governance and Executive Committee’s process for the consideration and determination of the executive officer and director compensation, please see “Compensation Discussion and Analysis.”

The Compensation, Governance and Executive Committee periodically reviews the arrangements for the overall governance of the Company by the Board of Directors and its committees and, among other things, assists the Board of Directors by evaluating the performance of the Board and its committees, identifies individuals qualified to become members of the Board, recommends the slate of candidates to be nominated for election to the Board of Directors and on the boards at the Company’s subsidiaries where such membership is not otherwise mandated by contract, recommends the members and the chairs of the committees of the Board, adopts and implements governance practices and policies applicable to both the Company and its subsidiaries, and reviews and assesses the charters of all of the committees of the Board.
Consideration of Director Nominees
The Compensation, Governance and Executive Committee is responsible for identifying, assessing and recommending the slate of candidates to be nominated for election to the Board of Directors. The Compensation, Governance and Executive Committee uses a variety of methods for identifying and evaluating nominees for Director, and assesses the mix of skills and the performance of the Board as a whole on an annual basis. In the course of establishing the slate of nominees for Director each year, the Compensation, Governance and Executive Committee will consider whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring and continuing Directors, and additional skills highlighted during the annual Board self-assessment process that could improve the overall quality and ability of the Board to carry out its function. In the event that vacancies are anticipated or arise, the Compensation, Governance and Executive Committee considers various potential candidates for Director. Candidates may come to the attention of the Compensation, Governance and Executive Committee through the business and other networks of the existing members of the Board or from management. The Compensation, Governance and Executive Committee may also solicit recommendations for Director nominees from independent search firms or any other source it deems appropriate, and has most recently sourced non-incumbent candidates through the retention of such independent search firms and through the boards of its affiliates. When an incumbent Director is up for re-election, the Compensation, Governance and Executive Committee reviews the performance, skills and characteristics of such incumbent Director before making a determination to recommend that the full Board nominate him or her for re-election.
The Compensation, Governance and Executive Committee requires all nominees and candidates to possess the highest personal and professional ethics, integrity and values; to be committed to representing the long-term interests of our shareholders; to be able to devote the appropriate amount of time to be consistently informed about the Company’s business and strategy, with a balanced perspective, strong business and financial acumen; and the ability to approach all decision making with a high level of confidence and independence. In addition to reviewing a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board of Directors and the evolving needs of the Company.
Following the 2014 annual meeting, the Board of Directors sought to recruit additional Board members whose qualifications aligned with the Company’s long-term strategy. After considering a number of candidates submitted by directors, management and a third-party search firm, the Board recommended that Ms. Wells and Ms. Larson be elected to the Board.
Pursuant to guidelines established by the Board, the CEO of the Company will always be a member of the Board, the CEO of the Bank may serve as a member of the Board and all other members of the Board must be “independent” under the NASDAQ Rules. On an annual basis, the Compensation, Governance and Executive Committee reviews the “independent” status of each member of the Board to determine whether any relationship is inconsistent with a determination that the Director was independent. The most recent review was undertaken in January 2015 and, as a result, the Board, after review and recommendation by the Compensation, Governance and Executive Committee, determined that each of the Company’s non-executive directors (Mses. Kuenstner, Larson and Wells, Mrs. Hoffman and Messrs. Alexander, Morton, Nolan, Shapiro and Waters) meets the qualifications for independence in accordance with the NASDAQ Rules.
Directors of the Company are nominated in accordance with the Company’s by-laws, which provide that Directors may be nominated (1) by a majority of the Board of Directors, or (2) by any holder of record of any shares of the capital stock of the Company entitled to vote at the annual meeting of shareholders. While the Compensation, Governance and Executive Committee does not have a formal policy regarding the consideration of any Director candidates recommended by shareholders, candidates recommended by a shareholder are evaluated on the same basis as candidates recommended from other sources. A shareholder wishing to nominate a Director separately from the slate of Directors nominated by the Company for the 2016 annual meeting should follow the procedures described in this Proxy Statement under the heading “Submission of Shareholder Proposals for 2016 Annual Meeting.” Any shareholder who seeks to make such a nomination for the 2016 annual meeting must be present in person at such annual meeting.
In light of the Board’s commitment to the highest quality corporate governance and the changing environment facing the financial services industry, the Compensation, Governance and Executive Committee, at the request of the Board, analyzed opportunities to improve the effectiveness and efficiency of the Board structure. Based on this review and subsequent recommendation to the Board, the board of Boston Private Bank & Trust Company was consolidated with the Company’s Board of Directors in 2014. In addition, the Board of Directors has adopted formal Corporate Governance Guidelines.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics which applies to all of the Company’s and its subsidiaries’ employees, officers, and directors. In addition, the Company maintains procedures for the confidential, anonymous submission of any complaints or concerns about the Company, including complaints regarding accounting, internal accounting controls or auditing matters. Shareholders may access the Code of Business Conduct and Ethics in the Investor Relations/Corporate Information/Corporate Governance section of the Company’s website at www.bostonprivate.com.

Shareholders’ Communications with the Board of Directors
Shareholders wishing to communicate with the Company’s Board of Directors should address their communications to the Company’s investor relations department by email at investor-relations@bostonprivate.com, by phone at 888-666-1363 or by mail sent to the Company’s main address at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual Directors. All communications will be reviewed by the Company’s investor relations department, which will determine whether the communication will be relayed to the Board or the Director. Except for resumes, sales and marketing communications or notices regarding seminars or conferences, summaries of all shareholder communications will be provided to the Board.

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table lists the name, age and position of each executive officer of the Company.

Name	Age	Position
Margaret W. Chambers	55	Executive Vice President, General Counsel and Corporate Secretary
Clayton G. Deutsch	59	Chief Executive Officer and President of the Company
Corey A. Griffin	53	Executive Vice President, Director of Corporate Development and Wealth Management Strategy
Martha T. Higgins	51	Executive Vice President and Chief Human Resources Officer
David J. Kaye	50	Executive Vice President, Treasurer and Chief Financial Officer
W. Timothy MacDonald	56	Executive Vice President and Chief Risk Officer at the Company and Boston Private Bank & Trust Company
Peter J. Raimondi	59	Chief Executive Officer, Boston Private Wealth LLC
Mark D. Thompson	58	Chief Executive Officer and President of Boston Private Bank & Trust Company
Pursuant to the by-laws of the Company, the President, Treasurer and Secretary of the Company hold office until the first meeting of the Directors following the annual meeting of shareholders. Other officers shall hold office for the same term described above, unless a shorter term is specified in the vote electing or appointing them.

Margaret W. Chambers. Ms. Chambers is Executive Vice President, General Counsel and Corporate Secretary for the Company. She has over 25 years of experience in the legal arena focusing on financial services matters. She is responsible for overseeing the Company’s operations from a legal perspective including merger and acquisition activities, divestitures, regulatory examinations, corporate governance, board materials and relations, regulatory filings, real estate, risk management and compliance, employment and insurance matters. She also works as part of the executive management team on strategic planning and related matters. Prior to joining the Company in 2002, Ms. Chambers served as Executive Vice President and General Counsel for Funds Distributor, Inc., a Boston Institutional Group company. Before joining Funds Distributor, she served as Vice President and Assistant General Counsel at the investment management firm of Loomis, Sayles & Company, L.P. Prior to her position with Loomis, she was an associate with the law firm of Ropes & Gray focusing on securities regulatory matters, including investment company, investment advisory, broker-dealer, and securities offering matters. She currently serves on the Board of Directors of KLS Professional Advisors Group, LLC, and is the secretary of Boston Private Bank & Trust Company and Boston Private Wealth LLC, all of which are affiliates of the Company. Ms. Chambers is a member of the Company’s Leadership Team.
Corey A. Griffin. Mr. Griffin joined the Company in 2014 as the Director of Corporate Development and Wealth Management Strategy. He is the former President of The Davis Companies, an institutional real estate investment manager, and the former Chairman and CEO of The Boston Company Asset Management, a subsidiary of Bank of New York Mellon. Under Mr. Griffin’s leadership, the Boston Company opened offices worldwide while developing a $75 billion global, multi-strategy equity business across the style and capitalization spectrum with clients in North and South America, Europe, Asia and Africa.

He also served as a member of the Bank of New York Mellon’s Operating, Ethics, and Product Development Committees and as a board member of Standish Mellon Asset Management. Mr. Griffin is a member of the Company’s Leadership Team.
Martha T. Higgins. Ms. Higgins joined the Company in 2008 as Executive Vice President and is currently the Company’s Chief Human Resources Officer. She is responsible for enterprise-wide human capital initiatives and serves as an advisor to senior management and to the Company’s affiliate partners on human capital strategy, workforce planning and overall workforce effectiveness. In addition, she supports the Company’s Board Compensation, Governance and Executive Committee and is a member of the Company’s Leadership Team. Prior to joining the Company, Ms. Higgins was a Senior Consultant at W.T. Haigh & Company, an executive compensation and human resources consulting firm in Cambridge, Massachusetts, which serves as independent advisor to the Company’s Compensation, Governance and Executive Committee. She has over 25 years of experience working in the financial services industry. Ms. Higgins started her career at The Boston Company and also worked for Fidelity Investments as a Senior Compensation Consultant. She is a Certified Equity Professional and Certified Professional Coach, and is also a member of Boston Private Bank & Trust Company’s Executive Leadership Team and Policy Group.
David J. Kaye. Mr. Kaye joined the Company in 2007 as Executive Vice President and Chief Financial Officer. Before joining the Company, Mr. Kaye served as Senior Vice President and Chief Financial Officer for Columbia Management, Bank of America’s asset management organization. He led a team of finance professionals with responsibility for all financial reporting for the organization and served as a strategic advisor to the group’s President. Prior to that position, Mr. Kaye was the Chief Financial Officer of Bank of America’s Private Bank. Previously, Mr. Kaye was the Vice President and Controller for Goldman Sachs Asset Management, heading a team that performed all financial reporting functions for the division. Earlier in his career, he held several finance positions at Lehman Brothers, and was a consultant with Coopers & Lybrand Consulting. He is a Certified Management Accountant (CMA). Mr. Kaye is a member of the Company’s Leadership Team that is responsible for developing the Company’s strategy and serves on the Board of Directors of Bingham, Osborn & Scarborough LLC, Anchor Capital Advisors LLC, Boston Private Bank & Trust Company, and Boston Private Wealth LLC, all of which are affiliates of the Company.
W. Timothy MacDonald. Mr. MacDonald joined the Company in 2009. First serving as Senior Vice President, Deputy Chief Risk Officer, he was named Executive Vice President and Chief Risk Officer of Boston Private Bank & Trust Company in March 2011 and, in January 2013, Mr. MacDonald was elected Executive Vice President and Chief Risk Officer of the Company. As Chief Risk Officer Mr. MacDonald oversees all aspects of the Enterprise Risk Management program. He is authorized to discharge the program in a manner consistent with the Company’s current and anticipated risk profile and strategic plan. Mr. MacDonald is a member of the Company’s Leadership Team and he also functions as chair of the Risk Management Steering Committee and member of Executive ALCO. Mr. MacDonald serves as the Chair of the Risk Management Oversight Committee at the Bank and as a member of the Bank’s key governing committees, including its Executive Leadership Team, Policy Group, and ALCO. He previously held key positions at GE Capital from 2006 to 2009, where he was responsible for overseeing various initiatives as Vice President of Risk Monitoring and Controllership. Mr. MacDonald has also worked with KPMG, the Federal Reserve Bank of Boston and Shawmut Bank. He is a Chartered Financial Analyst charterholder and an active member of PRMIA (Professional Risk Managers’ International Association).
Peter J. Raimondi. Mr. Raimondi joined the Company in 2014 as the CEO of Boston Private Wealth LLC (“BPW”), a wholly owned subsidiary of Boston Private Bank & Trust Company. Mr. Raimondi has more than three decades of wealth management and investment expertise and is widely known for his vision within an evolving financial industry. Prior to joining the Company, Mr. Raimondi was the Founder and Chief Executive Officer of Banyan Partners LLC, which, through organic growth and seven strategic acquisitions over a five-year period, became one of the fastest growing independent investment advisory firms in the country with over $4.3 billion in assets under management and nine regional offices. Prior to establishing Banyan Partners, Mr. Raimondi founded The Colony Group in Boston, which was known for its financial planning and tax counseling. He holds a Juris Doctorate from Boston University School of Law and is a member of the Massachusetts Bar. Mr. Raimondi leads BPW, guiding the executive team and serving on BPW’s board. He also is a member of Boston Private Bank & Trust Company’s Executive Leadership Team and Policy Group, as well the Company’s Leadership Team.
For biographical information regarding Clayton G. Deutsch and Mark D. Thompson see “Information Regarding Director Nominees.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the Company’s officers and directors and persons who own beneficially more than 10% of the Company’s outstanding shares of common stock file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the reports and amendments thereto filed with the SEC under Section 16(a), copies of which are required to be furnished to the Company under SEC regulations, during and with respect to fiscal year 2014, no officer, director or person who owns beneficially more than 10% of the Company’s outstanding shares of common stock failed to file such reports on a timely basis.
PRINCIPAL SHAREHOLDERS
The following table sets forth the beneficial ownership of the Company’s common stock as of March 4, 2015 with respect to (1) each Director and nominee for director; (2) each of the Company’s executive officers identified in this Proxy Statement; and (3) all Directors and executive officers of the Company as a group.

Name*	Common Stock(2)	Exercisable Options	Percentage of Outstanding Stock
Current Directors (1)
Herbert S. Alexander	129,986	26,566	**
Lynn Thompson Hoffman	63,845	15,544	**
Deborah F. Kuenstner	100,446	10,653	**
Gloria C. Larson	1,200	—	**
John Morton III	50,074	47,597	**
Daniel P. Nolan	30,597	—	**
Brian G. Shapiro	78,267	—	**
Stephen M. Waters	46,767	15,544	**
Donna C. Wells	3,512	—	**
Named Executive Officers (3)
Clayton G. Deutsch	885,002	—	1.06%
Corey A. Griffin	5,944	—	**
David J. Kaye	108,506	27,740	**
Peter J. Raimondi	780,045	—	**
Mark D. Thompson	481,154	66,790	**
All Current Directors, Nominees and Executive Officers as a Group (17 Persons) (4)	2,877,541	269,243	3.79%

*	Unless otherwise indicated, the address is c/o Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

**	Represents less than 1%

(1)	Percentages held by executive officers and Directors individually and as a group are calculated on the basis of 83,120,436 shares of common stock outstanding as of March 4, 2015.

(2)
Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed.

(3)	Performance shares are not included as executive officers have no beneficial interest in such shares until established performance criteria are met. Please see “Compensation Discussion and Analysis.”

(4)	Includes shares held by all of the Company’s current executive officers and Directors.

The following table lists certain persons known by the Company to own beneficially more than five percent of the Company’s outstanding shares of common stock as of March 4, 2015.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Stock
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022	7,111,032(1)	8.60%
FMR, LLC, 245 Summer Street, Boston, MA 02210	6,824,786(2)	8.24%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	5,392,003(3)	6.51%

(1)	Based on a report filed with the Securities and Exchange Commission as of January 22, 2015, and reflecting a December 31, 2014 position.

(2)	Based on a report filed with the Securities and Exchange Commission as of February 13, 2015, and reflecting a December 31, 2014 position.

(3)	Based on a report filed with the Securities and Exchange Commission as of February 11, 2015, and reflecting a December 31, 2014 position.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program, including 2014 total compensation for the Company’s Named Executive Officers (“NEOs”), and describes how the Compensation, Governance and Executive Committee of the Company’s Board of Directors (the “Committee”) determined 2014 compensation for the Company’s NEOs, listed below:

Executives reported in last year's CD&A:

•	Clayton G. Deutsch, Chief Executive Officer and President

•	David J. Kaye, Executive Vice President, Treasurer and Chief Financial Officer

•	Mark D. Thompson, Chief Executive Officer and President - Boston Private Bank & Trust Company

New Named Executive Officers:

•	Corey A. Griffin, Executive Vice President and Director of Corporate Development and Wealth Management Strategy

•	Peter J. Raimondi, President and Chief Executive Officer - Boston Private Wealth LLC

On May 1, 2014 Mr. Griffin joined the Company having spent six and a half months (September 16, 2013 through April 30, 2014) in a consulting capacity with the Company.

On October 2, 2014, Mr. Raimondi joined the Company in connection with the acquisition of Banyan Partners LLC (“Banyan”), a firm he founded in 2006.

All compensation actions taken in 2014 and recommended for 2015 reflect the Company’s commitment to shareholder-aligned governance and compensation arrangements. The executive compensation program and related actions are intended to reward sustained, long-term performance and returns for shareholders consistent with the Company’s overall risk profile and disciplined growth strategy.

What the Company’s Executive Compensation Program Promotes

✓
Pay for performance. A significant percentage (73% for the CEO and President, and 63% for other NEOs) of annual target direct compensation (base salary plus short-term incentives (“STI”) plus long-term incentives (“LTI”)) is variable, performance-based pay connected directly to the performance of the Company. As Mr. Raimondi’s compensation is currently governed by an employment agreement entered into in connection with the acquisition of Banyan, his compensation is tied more specifically to performance of Boston Private Wealth LLC (“BPW”) for the short term, rather than to the performance of the Company as a whole. A description of Mr. Raimondi’s employment arrangements, including the applicable Management Bonus Plan that was established as part of the Asset Purchase Agreement (“APA”) at the time of the acquisition of Banyan, is included in “Analysis of 2014 Compensation Actions and 2015 Recommended Actions.”

Mix of Performance-Based, Variable Pay Versus Fixed Pay

Variable Compensation	Fixed Compensation

✓
Conservative base salaries, limited executive benefits. The Company has kept executive base salaries flat for several years, continuing its philosophy that the majority of executive compensation should be driven by performance outcomes and de-emphasizing fixed base salaries. Aside from an annual flexible executive benefits account ranging in value by NEO from $20,000 to $65,000 and legacy long-term care and long-term disability benefits provided to Mr. Thompson, the Company does not currently offer other executive benefits.

✓
A balanced performance orientation and “stretch goals.” With the exception of Mr. Raimondi (as noted above), the Company uses a “balanced scorecard” for short-term incentives to align its executive performance with the Company’s strategic and operational priorities to position the Company for growth and sustained profitability. The Company weights compensation toward rewards that are contingent upon achieving the Company’s most important performance objectives, with priority focus on Return on Average Common Equity (“ROACE”) and GAAP Net Income as the primary metrics for the scorecard. Prior to 2014, there was a Company performance scorecard and a separate scorecard for the Company’s largest affiliate, Boston Private Bank & Trust Company (the “Bank”). In 2014 the Company moved to a consolidated performance scorecard for both its Company and Bank executives to align further its executives with the Company’s consolidated strategy and business plan.

Consistent with 2013, in 2014, 50% of the scorecard was directly tied to ROACE and Net Income, the Company’s primary metrics. The remaining 50% of the scorecard was tied to secondary metrics including revenue growth, AUM net flows, capital adequacy and balance sheet growth. The balanced scorecard metrics are determined on an annual basis and include targets with a considerable degree of stretch in order to position the

Company as a top quartile performer against its peer group (identified below) and the broader banking industry. For example, in 2014 the Company was slightly under its ROACE scorecard target, yet ranked well above the median on ROACE performance when compared to its peer group. The secondary metrics were revised slightly in 2014 to reflect the ongoing strategic priorities of the Company, with the main change being the replacement of efficiency ratio with pre-tax, pre-provision earnings growth. In addition, several strategic priorities are considered in the final determination of the annual bonus pool and used as modifiers on the total earned pool based on the primary and secondary metrics.

✓
Equity-based incentives. The Company promotes the use of equity-based incentives, with 60% of long-term incentive value granted each year delivered in performance-vesting restricted stock, (“performance shares”), tied to three-year target goals that are intended to position the Company in the top quartile against its peer group, and 40% delivered in time-based restricted stock. The Company continues to exclude stock options from its equity mix for NEOs, and in 2013, the Company replaced stock options with performance shares for all of its employees receiving equity awards to strengthen further the long-term performance orientation of its programs. In addition, as described in the “Analysis of 2014 Compensation Actions” section, the Company made one-time performance-oriented, retention awards to Mr. Deutsch and Mr. Thompson, further increasing their equity stakes in the Company and strengthening management continuity through retention of these executives over the next three to five year period in the Company’s growth cycle. Finally, beginning with the hiring of Mr. Griffin in May of 2014, the Company expanded the use of its Purchased Matched Restricted Shares program for select executives to encourage executives to make a significant investment in the Company’s stock, using their own capital.

✓
Caps/maximum incentive earn-outs on annual incentives and performance share awards. The Company limits the total amount of incentives that can be earned each year by its executives. This limitation (along with the balanced scorecard framework noted above) ensures that executives are rewarded within the Company’s risk/reward profile to take appropriate, but not excessive, risk. The following chart illustrates the short-term incentive and long-term incentive actual performance payouts (percent of target awards) relative to the maximum payouts that could be earned based on limits defined in the executive compensation program. Mr. Raimondi is paid pursuant to his Employment Agreement, as noted above.

✓
Strong pay for performance correlation and market competitive pay. The Company delivers market-competitive total compensation in line with industry and peer group performance in order to attract and retain top executive talent. The Company uses an independent, third-party consultant to conduct periodic market total compensation reviews against its peer group to ensure appropriate competitive pay and a strong pay/performance correlation relative to the Company’s peer group and reports back the pay/performance correlation to the Committee on an annual basis.

✓
Meaningful equity ownership guidelines. The Company promotes executive stock ownership through ownership guidelines and in 2014 increased its ownership guidelines, previously ranging from one to five times base salaries, to two to six times base salaries effective January 1, 2015. With the exception of Mr. Griffin who joined the Company in May of 2014, all executives have attained their guidelines. Although Mr. Raimondi is the only executive who does not have a formal ownership guideline, he currently owns .94% of the Company’s common stock as a result of the Banyan acquisition and his related compensation arrangement entered into October 2, 2014. Mr. Deutsch currently owns over 1% of the Company’s common stock and Mr. Thompson owns .58% of the Company’s common stock.

✓
Reasonable severance policy. In July of 2014 the Committee approved a severance policy for its executives with an officer designation of Executive Vice President that provides for severance benefits in the event that an executive’s position is eliminated, or the executive is terminated “not for cause.” The severance policy provides for a benefit of one times base salary, plus “target bonus,” plus accelerated vesting of all unvested stock awards on a pro-rata basis (pro-ration on accelerated shares is determined using the time period from grant date to the date of separation), plus reasonable outplacement costs. Severance benefits are provided in exchange for a general release and two-year non-solicitation (of clients and employees) provisions.

✓	Clawbacks on incentive compensation in the event of a material restatement. Incentive awards are subject to clawback in the event of a material financial restatement.

✓
Double-trigger equity in the event of a change-in-control. All current equity grant award agreements provide for double-trigger (i.e., change-in-control event and termination of employment) vesting in the event of a change-in-control in which equity grants are not assumed, substituted or continued.

✓	Tax deductibility of incentive compensation. The Company considers the tax deductibility of its incentive compensation awards through 162(m) performance-based provisions.

What the Company’s Executive Compensation Program Does Not Promote

✗
Guaranteed minimum bonuses. If the Company does not achieve any of the performance scorecard threshold levels, which are on average set at 70% of the respective performance target, bonuses of the executive team can be reduced to zero. The Company does not offer minimum bonus guarantees to existing or new executives.

✗
Change-in-control agreements. Beginning in 2010, with the hiring of its current CEO and President, the Company ceased offering specific change-in-control agreements to its executives. For Mr. Deutsch, reasonable severance protection is included in his employment agreement related to certain separation events which are described in the “Employment Agreements and Executive Severance and Change-In-Control” section. On March 29, 2011, the Company eliminated Mr. Thompson’s change-in-control agreement when his employment agreement became effective and replaced prior change-in-control benefits with reasonable severance protection if Mr. Thompson were to lose his job in certain “not for cause” or “for good reason” termination situations. Any remaining change-in-control agreements all have double-trigger benefit provisions. Mr. Kaye is the only current NEO with a legacy change-in-control agreement in addition to the standard provisions in the equity award agreements.

✗
Executive perquisites. With the exception of executive flexible benefit accounts described above, and the legacy, grandfathered Long Term Care and Disability Plans at the Bank, the Company does not offer executive perquisites (such as country club memberships, company-owned cars, use of private planes, supplemental retirement plans, etc.) to any of its current NEOs.

✗	Tax gross-ups. The Company does not provide tax gross-ups to its executives.

✗	Dividends on unvested equity awards. Beginning with the shares granted in 2013, the Company does not pay dividends on any unvested equity award until the shares are earned and vested.

✗
Stock option repricings or exchanges of underwater stock options. The Company has a sizable number of underwater stock options that have not been repriced or exchanged. The Company’s equity incentive plan does not permit the repricing or exchange of underwater stock options without shareholder approval.

✗	Insider trading and employee hedging. Company policy prohibits hedging by any of its executives and Board members.

Say on Pay and Compensation Program Changes for 2014 and 2015

The Company’s shareholders approved the “say on pay” resolution in 2014 with 95% of the votes cast in favor of the resolution, up from 91% in 2013. The Company believes these votes affirm shareholder support of its approach to executive compensation and, as a result, the Compensation, Governance and Executive Committee made minimal changes to the executive compensation program in 2014 and 2015. The Company also believes that its executive compensation program is appropriately structured with a strong performance orientation, balanced risk-reward profile and is well aligned with shareholder interests.

2014 Operational and Financial Highlights

The Company continued to produce strong profitability metrics and deliver solid returns for its shareholders in 2014, reflected in the following metrics:

•	GAAP Earnings Per Share (“EPS”) rose from $0.68 in 2013 to $0.79 per share in 2014, an increase of 16%.

•	GAAP Net Income was $68.8 million in 2014 as compared to $70.5 million in 2013 due to an after tax gain that was realized in 2013 on the sale of its Pacific Northwest offices.

•	Return on Average Common Equity (“ROACE”) was 10.6% in 2014 as compared to 11.7% in 2013.

•	Total stock price appreciation in 2014 was 6.7%, outperforming the KBW Regional Bank Index (“KRX”) average of 0.4%.

•
The Company’s cumulative stock price appreciation from August of 2010 (Mr. Deutsch’s arrival) through December 2014 was 104%, outperforming both the KRX gain of 64% and the S&P 500 gain of 87% for the same time period.

Value (Indexed to 100)
250
210
170
130
90
50
BPFH: 103.8%
KRX: 63.8%
S&P 500: 86.9%
(Date Range: 7/30/2010-12/31/2014)
Jul-10
Aug-10
Sep-10
Oct-10
Nov-10
Dec-10
Jan-11
Feb-11
Mar-11
Apr-11
May-11
Jun-11
Jul-11
Aug-11
Sep-11
Oct-11
Nov-11
Dec-11
Jan-12
Feb-12
Mar-12
Apr-12
May-12
Jun-12
Jul-12
Aug-12
Sep-12
Oct-12
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14
Apr-14
May-14
Jun-14
Jul-14
Aug-14
Sep-14
Oct-14
Nov-14
Dec-14

_______________________________________________________________________________________________
Source: FactSet/IPREO

•
The Company increased its dividend four times in the past eight quarters, from a quarterly dividend of $0.01 per share, to $0.05, $0.07, $0.08 and most recently $0.09 per share, which was paid in February 2015.

•	Total Shareholder Return (“TSR”), stock price appreciation plus dividends, is shown below:

•	The Company exceeded the median TSR of its peer group in 2014.

Despite a low interest rate environment, the Company continued to demonstrate progress in expense and balance sheet management, and exhibited strong capital ratios and fee-based revenue growth. Additional financial highlights include:

•	Core Fees and Income increased by 13% in 2014.

•	Non-Performing Assets (“NPA”) as a percentage of Total Assets, as of December 31, 2014, decreased to 0.66% from a fourth quarter level of 0.71% in 2013 and 1.00% in 2012.

•	Tier 1 Common Equity remained strong in 2014 at 9.8%, versus 9.9% in 2013 and 8.7% in 2012.

•	Assets Under Management/Advisory growth of 23% over 2013, ending 2014 at $29.9 billion.

•	4% year-over-year loan growth and 7% year-over-year deposit growth, which met or exceeded goals.

In addition to attaining key financial metrics, the Company made significant headway against strategic milestones including the October 2, 2014 acquisition of Banyan, a leading wealth management firm with over $4 billion in AUM/AUA.

Peer Group and Total Compensation Market Benchmarking

The Committee, in February 2014, approved an updated peer group to be used for compensation and performance comparisons. This peer group, listed below, includes one wealth manager and fifteen banks which were selected based on similar size in assets and revenues; revenue mix (targeting above 20% in fee revenue mix as the Company’s fee mix is currently 43%); private banking business orientation (as opposed to community/retail banking orientation); and, as much as possible, markets and geographic locations, a key factor in the Company’s ability to attract and retain key private banking and investment talent.

Selecting a peer group purely on comparable asset size does not meet the Company’s screening criteria in terms of including banks that are located in comparable geographic, metropolitan locations with a private banking (versus retail branch) orientation, and a higher fee-based revenue mix. The following companies were included in the Company’s 2014 peer group:

Brookline Bancorp, Inc.	PacWest Bancorp
Bryn Mawr Bank Corporation	PrivateBancorp, Inc.
City National Corporation	Signature Bank
CoBiz Financial Inc.	Silvercrest Asset Management Group, Inc.
First Republic Bank	Washington Trust Bancorp, Inc.
Independent Bank Corporation	Webster Financial Corporation
MB Financial, Inc.	Wintrust Financial Corporation
National Penn Bancshares, Inc.	WSFS Financial Corporation

This peer group was reviewed in January 2015 and no changes were made to the peer group for 2015.

The peer group is a market frame of reference for compensation and performance comparisons. In addition, W.T. Haigh & Company, the Company’s compensation consultant, provides other relevant market reference points such as broader financial services and general industry compensation survey data covering companies of similar size to augment this peer group data, if appropriate.

The last market compensation review was conducted by W.T. Haigh & Company in the fourth quarter of 2014 for the Company’s CEO and other select executive positions. Based on the market comparative data used, the Company’s overall compensation position for executive positions was determined to be competitive with market (mid-market range). Actual compensation versus market may vary year-to-year based on overall Company performance, individual contributions and cost considerations.

Pay Versus Performance Relative to Peer Group

In the second quarter of 2014, the Company’s compensation consultant, W.T. Haigh & Company, conducted another pay for performance analysis for the Committee. This analysis compared the Company’s actual paid compensation for select NEOs in 2013 and performance (one and three-year TSR and Return on Equity (“ROE”) growth) to the pay and performance of peer companies for the same period. The conclusion, as indicated in the chart below, was that the Company’s performance ranked in the 71st percentile while compensation ranked in the 50th percentile.

High
Mid-Range of Peer Companies
Low
Mid-Range of Peer Companies
High
Peer Company Actual Total Compensation for 2013 Performance
Peer Company Performance
BPFH Actual Total Compensation (Average = 50th Percentile)

| BPFH Rank | Percentile Rank |
|---|---|
| 1 and 3 Year TSR | 55th |
| 1 and 3 Year ROE | 87th |
| Average | 71st |

Analysis of 2014 Compensation Actions and 2015 Recommended Actions

The following compensation actions pertain to all NEO’s with the exception of Mr. Raimondi, whose compensation is governed by an employment agreement as noted above and described in summary below. The full agreement is disclosed in exhibit 10.49 on Form 10/K-A filed on March 13, 2015.

The Committee met on January 20, 2015 and approved 2014 bonus funding for NEOs, with the exception of Mr. Raimondi, at 110% of target award levels based on a comprehensive review and discussion of the Company’s performance. Target award levels vary by position and range from 125% of base salary for the CEO to 100% of base salary for other NEOs. The Committee approved individual bonuses for executives on February 9, 2015. The CEO’s bonus was approved by the full Board on February 10, 2015. Bonus actions compared financial results against the performance scorecard for annual incentives; strategic factors, including the acquisition of Banyan Partners in the fourth quarter; credit quality; improvement in overall employee engagement scores; regulatory and risk management discipline; and relative performance against the Company’s peer group. All NEOs were considered to be strong contributors to the Company’s overall 2014 financial results and a consistent payout as a percent of target award levels was recommended across all positions, reinforcing an overall strong team orientation, yet allowing meaningful differentiation of bonuses awarded given the base salary differences by position. See “Annual Executive Incentive Plan” for further details.

The Committee met on April 15, 2014 and approved equity grant recommendations for NEOs at 100% of target award levels. Target award levels vary by position and range from 150% of base salary for the CEO to 100% for other NEO positions. The CEO’s equity award was approved by the full Board on April 16, 2014. Equity awards were granted 60% in performance shares and must be earned based on future performance (three-year performance period) and 40% in time-based restricted stock with a three-year cliff vesting period. Given the team performance orientation to managing the Company, and the strong performance of individuals on the team, equity awards were allocated in a consistent manner across the NEO positions. 2015 equity awards will not be granted until May of 2015; however on February 9, 2015 the Committee approved the equity value for May 15, 2015 awards at up to 100% of target awards levels. 2015 equity awards granted in May 2015 will be reported in next year’s CD&A.

As in 2013, NEOs did not receive salary increases for 2014.

Mr. Deutsch and Mr. Thompson One-Time Supplemental Performance/Retention Awards

During the five year period since Mr. Deutsch joined the Company as CEO and Mr. Thompson’s responsibility was expanded to include nation-wide private banking operations, the Company has produced top quartile performance in terms of total shareholder return versus the regional banking index. Mr. Deutsch and Mr. Thompson successfully led a Company-wide effort to build capital, reduce risk, and improve overall financial performance as evidenced by the Company’s top quartile performance in return on average tangible equity over the past three years. Their leadership has enabled a dramatic turnaround in earnings over the past five years - from a loss of $.29 per share in 2010 to a profit of $.79 per share in 2014. The stock price and overall market capitalization has more than doubled during that period.

On December 15, 2014 and February 9, 2015, the Committee and Board, in consultation with W.T. Haigh & Company on compensation structure and levels, approved one-time supplemental performance/retention grants for Mr. Deutsch and Mr. Thompson, respectively. These awards are intended to motivate the continued achievement of the Company’s performance goals, strengthen the retention of these two executives during a critical juncture in the Company’s growth phase, and reinforce the Company’s commitment to its long-term strategy and vision of becoming a leading wealth management and private banking firm. Mr. Deutsch’s award was approved by the full Board on December 17, 2014.

The Committee’s and Board’s primary objective with these awards is to provide strong leadership continuity during a key business building phase, and meaningful performance-based incentives tied to the achievement of ambitious growth and return goals in a challenging yield environment. Award amounts vest over three years for Mr. Deutsch and three to five years for Mr. Thompson with time frames determined after a full discussion of targeted retention periods considering the different career trajectories and retirement horizons. Awards were also considered in the context of each executive’s targeted annual total compensation package and with a decision to keep the executives’ base salaries flat over the retention period. Awards are heavily performance-based (60% of the value) and this performance portion will vest only to the extent that three-year performance goals are attained. Importantly, and as noted below, the Company’s average return on common equity must reach 12%, a level not attained since 2003.

The Committee and Board strongly believe these one-time Supplemental Performance/Retention Awards are in the best interests of shareholders to keep two executives with high performance track records at the Company engaged and focused on achieving sustained, profitable growth for the next three to five years as the Company implements its growth initiatives and strategic vision.

Details of the awards follow:

Mr. Deutsch's Supplemental Performance/Retention Grant

•	Grant value: $2,000,000.

•	Grant mix: 60% ($1,200,000) in performance shares; 40% ($800,000) in time-based restricted stock.

•	Vesting: Three-year vesting (100% of the shares vest after three-years).

•
The performance shares vest only if (a) performance goals for the 2015-2017 performance share period are met, and (b) Mr. Deutsch’s employment continues through the vesting date. The primary performance goal for this performance share period is a three-year average Return on Common Equity (ROCE) goal of 12% which is a top quartile standard in the banking industry. In addition, there are two financial metrics for consideration by the Committee in determining the final payout as discretionary modifiers which can increase or decrease the earned shares under the ROCE in total by twenty percent (+/- 20%, or by +/- 10% for each of the following):

◦	Relative performance of Return on Tangible Common Equity versus peers (three-year average)

◦	Fee Revenue Growth (three-year compounded average growth rate)

•	The time-based restricted stock vests subject to Mr. Deutsch's continued employment through the vesting date.
Mr. Thompson’s Supplemental Performance/Retention Grant

•	Grant value: $750,000.

•	Grant mix: 60% ($450,000) in performance shares; 40% ($300,000) in time-based restricted stock.

•
Vesting: Three-year vesting (100% of the shares vest after three years) for performance shares provided the performance goals are met. Five-year vesting (one-third of the shares vest after years three, four and five from the grant date) for time-based restricted stock.

•	The performance shares and the time-based restricted stock vest subject to the same performance and employment restrictions as defined above for Mr. Deutsch.

The Committee used a five-year vesting date for Mr. Thompson as opposed to the three-year vesting date for Mr. Deutsch to consider the different retirement horizons and career trajectories for each executive.

Mr. Raimondi Employment Agreement

The Company entered into an Employment Agreement with Mr. Raimondi on October 2, 2014 in connection with the acquisition of Banyan Partners by the Bank. The following provides a summary of the key components of Mr. Raimondi’s agreement and compensation:

•	Term of agreement: Five years.

•	Base salary: $600,000.

•
Annual cash bonus: Eligible to participate in Boston Private Wealth Management Bonus Plan with a bonus pool that is funded at 10% of pre-bonus profit plus 25% of Excess EBITDA (Earnings Before Income, Tax, Depreciation and Amortization) Margin Bonus Pool (as defined), if applicable (30% EBITDA margin threshold before excess bonus pool applies). Any excess EBITDA bonus to be paid in shares of restricted stock with one-year cliff vesting. For 2014, Mr. Raimondi was paid a discretionary bonus of $106,000 which reflected one quarter of a full year’s bonus, funded based upon an agreed upon bonus pool for 2014 as part of the Banyan acquisition.

•	Annual equity awards: Eligible to receive annual equity awards based on performance, adjusted for any stock awards earned from the Excess EBITDA Margin Bonus Pool, if applicable.

•	Flexible executive benefit: $20,000 annually to be used for reimbursements (without tax-gross-ups) for certain financial planning and health and wellness related benefits.

•
Retention bonus: $1,250,000 granted in restricted stock on October 2, 2014 with three-year cliff vesting subject to continued employment. The value was converted to 99,657 restricted shares using the average of the Company’s stock price for the twenty (20) consecutive trading days ending on (and including) the third complete trading day immediately prior to the grant date of $12.543. This conversion formula was used to account for volatility in the trading of the Company’s stock and to provide a more normalized stock price for the conversion of the retention bonus to equity. The 99,657 restricted shares were then granted at the fair market value (FMV) closing price ($12.48) of the Company’s stock on the grant date, or October 2, 2014.

•
Severance: Twenty-four months of base salary continuation with pro-rata bonus in year of termination, full vesting of the Retention Bonus if not yet vested and pro-rated vesting for any other stock based awards that are subject to service based vesting.

•	Non-competition and non-solicitation: Two year provisions post termination.

Mr. Griffin Consulting Arrangement and New Hire Purchased Restricted Stock Grant

Prior to joining the Company on May 1, 2014, Mr. Griffin was employed by the Company as a consultant. Mr. Griffin’s Consulting Agreement was entered into on September 16, 2013 and provided for the following compensation components:

•	Cash compensation at $50,000 per month (total fees paid during consulting period were $200,000).

•	Discretionary year-end bonus (actual bonus paid was $58,333) tied to Mr. Griffin’s work with respect to identification of wealth management opportunities and other strategic growth initiatives.

•
Reimbursement for reasonable and customary travel and out-of-pocket expenses incurred by Mr. Griffin in performing services pursuant to the agreement, in accordance with the Company’s Travel and Expense Policy.

In addition, on August 15, 2014, Mr. Griffin was granted an option to purchase $400,000 in Company stock with a three-year window period for purchases and a Company match in restricted shares on all shares purchased over the three-year window period. The matched shares vest over five years from the grant date (33% after years three, four and five). Mr. Griffin will forfeit any portion of the matched shares if an equivalent number of shares are not purchased over the three-year window period. Purchased shares must be held through the end of the five-year vesting period.

Compensation Components and Mix of Compensation

The Company’s direct compensation components consist of base salary, performance-based annual cash incentives, performance-based equity incentives and service-based equity incentives. The Company continues to emphasize performance-based, variable pay in its executive compensation programs. For example, annual cash incentives can range from 0% of target awards up to 200% of target awards based on performance that is typically measured over one year within the framework of a three-year performance horizon. Equity incentives consist of a combination of time-based restricted stock (40% of targeted equity compensation award for 2014) and performance-based restricted stock or “performance shares” (60% of targeted equity compensation award for 2014). Performance shares vest only if and to the extent earned based on the achievement of three-year, forward-looking metrics. The Company’s overall executive compensation mix is targeted to approximate one-third base salary and two-thirds annual and equity incentives. The Company continues to evolve this mix towards long-term performance-based equity incentives. The following charts illustrate the mix of fixed (base salary) versus variable (incentives/equity) pay and also performance-based versus service-based pay for the Company’s NEOs as a group (excludes Mr. Raimondi):

 Base Salary

The Committee reviews the base salaries of its NEOs each year, with salary increases, if any, taking effect on January 1. Salary increases are generally based on an executive’s performance within specific areas of accountability, external market competitiveness and/or internal budget considerations. There were no base salary increases for NEOs in either 2014 or 2015 based on the Company’s compensation philosophy of de-emphasizing base salaries in the total compensation mix.

Annual Executive Incentive Plan

Following its usual practice, the Committee established an annual incentive target for 2014 for each NEO other than Mr. Raimondi, stated as a percentage of base salary. Incentive target levels are based on each executive’s role, organization level, impact on annual performance and competitive considerations. Executives can earn from 0% up to 200% of target based on performance against pre-defined metrics. Targets are reviewed annually by the Committee and adjusted as appropriate to consider market competitiveness and desired mix of annual and long-term incentives. In 2014, the Board and Committee established a performance scorecard framework for compensation actions in 2014 that weighted both primary and secondary financial goals important to the Company’s profitability and sustainable growth. Details of this performance-based framework, associated financial metrics, the Company’s achievement of these metrics and the Committee’s determination with respect to overall performance are described in the scorecard below.

	2014 Targeted Performance Levels	2014 Actual Performance Levels and Weighted Funding
	Target	Result	Weighted Funding*
I. Primary Financial Metrics (50% overall weighting)
ROACE	11.0%	10.6%	27%
GAAP Net Income ($millions)	$66	$69	24%

II. Secondary Financial Metrics (50% overall weighting)
Fee Revenue Growth (year-over-year)	9%	13%	22%
Total Revenue Growth (year-over-year)	4%	7%	16%
Tier 1 Common Ratio (Minimum)	9.2%	9.8%	4%
Efficiency Ratio	66%	67%	4%
AUM Net Flows ($ in millions)	$935	($348)	—%
Deposit Growth (YTD Avg.)	7%	10%	14%
Loan Growth (YTD Avg.)	6%	6%	5%
Total Scorecard Funding Level (% of Target)			116%
Discretionary Factor Applied: +/- 20% (-6% applied)			(6)%
Final Funding Level (with discretionary factor)			110%

*
Determined by the Committee based on primary and secondary financial results versus target. The Committee exercised its negative discretion in developing the final funding noted above based on a maximum incentive pool available tied to financial performance under the Annual Executive Incentive Plan of $5.06 million. The Committee, in consultation with the Company’s management and W. T. Haigh & Company, selected each of the primary and secondary financial metrics to align executive behaviors with critical strategic priorities that were approved by the Board as part of the Company’s 2014 Strategic Plan. These goals are long-term in nature and were selected to drive sustained, long-term profitable growth and financial strength. Based on a comprehensive review by the Committee, with input from the full Board, it was determined that the Company met its earnings targets identified and, as noted above, a total incentive pool of approximately 116% of target bonus awards was funded based on the financial scorecard. After deliberation by the Committee, the pool was then adjusted downwards by 6% from 116% to 110% to correct for the immediate effects of the Banyan acquisition on both Fee Revenue and Total Revenue Growth, as well as to consider the performance against strategic initiatives.

The following table outlines the annual incentive targets for 2014 and the actual bonus received by each NEO:
TARGET AND ACTUAL BONUS DETAILS

Executive	Annual Base Salary	Target Bonus % of Base Salary	Target Bonus	Minimum (0% of Target)	Maximum (200% of Target)	Actual Bonus	Actual as % of Target
C. Deutsch	$675,000	125%	$843,750	$—	$1,687,500	$928,100	110%
D. Kaye	425,000	100%	425,000	—	850,000	467,500	110%
M. Thompson (1)	730,000	68%	500,000	—	1,000,000	550,000	110%
C. Griffin (2)	400,000	100%	400,000	—	800,000	440,000	110%
P. Raimondi (2), (3)	600,000	N/A	N/A	—	N/A	N/A	N/A

(1)
Mr. Thompson’s target bonus is 100% of his “bonus eligible base salary” of $500,000, which equates to 68% of his current total base salary of $730,000. Whereas in 2013 a separate Bank scorecard was used to determine the majority of Mr. Thompson’s bonus, in 2014 all executives were covered by a consolidated Company scorecard to further strengthen alignment of the Company’s executives across the Bank and the Company with the consolidated strategy and financial plan for the overall Company.

(2)	Mr. Griffin’s and Mr. Raimondi’s base salaries reflect their current annualized base salaries.

(3)	Mr. Raimondi does not have a “target” bonus but rather is paid out of a Management Bonus Plan pool as described in his employment agreement.

Equity-Based Long-Term Incentives

Overview of Program

The Committee considers long-term equity-based compensation to be an integral part of the Company’s compensation program and grants equity each year to its NEOs, typically in May. The Company’s primary grant forms for its executives are:

1. Performance shares (60% of an executive’s target award value), and
2. Time-based restricted stock (40% of an executive’s target award value).

The Committee reviews the mix of grant forms annually. Performance shares are earned and vest at the end of the three-year performance period only if and to the extent targeted results are achieved within the acceptable performance range (threshold to significant over-achievement) as determined by the Committee. Performance shares are forfeited in the event that targeted results are not achieved. Time-based restricted stock will vest in full three years from the date of grant subject to the executive’s continued employment through the vesting date.

Vesting of Performance Share Award for the 2012-2014 Performance Period

The performance shares for the 2012-2014 performance period vest on May 15, 2015 and the Company’s NEOs earned 70% of the targeted performance shares based on ROACE performance for the 2012-2014 performance period. The Company’s ROACE in 2014 was 10.6% versus a target goal of 12%, or 70% of the target goal for the performance period. The Committee examined the secondary performance metrics and further reduced the funding to 67% of target, primarily due to the Company’s shortfall in targeted revenue growth over the 2012-2014 period. The following table outlines the awards earned based upon performance with additional vesting subject to continued employment through May 15, 2015:

Executive	Grant Date	Target Number of Shares	Performance Metric Achieved	Total Shares Vested Based upon Performance	Fair Value of Total Shares Vested at Vest Date
C. Deutsch	5/15/2012	61,864	67%	41,449	TBD
D. Kaye	5/15/2012	17,184	67%	11,513	TBD
M. Thompson	5/15/2012	30,550	67%	20,469	TBD
C. Griffin (1)	—	—	—	—	—
P. Raimondi (1)	—	—	—	—	—

(1)	Mr. Griffin and Mr. Raimondi were not employed in 2012 and therefore did not participate in the 2012-2014 Performance Share cycle.

2014 Equity Awards

In 2014, the Company granted equity awards to its NEOs of performance shares and time-based restricted stock under the Company’s 2009 Amended and Restated Stock Option and Incentive Plan.

The total long-term incentive award values set forth below were approved by the Committee on April 15, 2014 and on April 16, 2014 by the Board for the CEO and President. For 2014, 60% of the grant date fair value of the award was delivered in the form of performance shares and 40% of the grant date fair value of the award was delivered in the form of time-based restricted stock. The approved values were converted to a fixed number of time-based restricted shares and performance shares using the average daily stock price for the 30 days prior to the conversion date of $13.46 per share. The conversion price was approved by the Committee on April 15, 2014. This methodology is used to provide an equity award that takes into account the share price of the Company over the prior 30-day period, as opposed to a single trading day. Once the number of shares was determined and approved by the Committee, shares were granted at the closing price of $12.01 on May 15, 2014, the approved grant date under the Company’s equity grant policy. Awards were determined based on each executive’s performance, criticality of position and relevant employment agreement terms, as applicable.

The 2014 performance shares will be earned or forfeited based on the Company’s performance for the January 1, 2014 to December 31, 2016 period, following the conclusion of such performance period, with 0-150% (0-180% with +/-20% adjustment described below) of the shares earned tied to the Company’s achievement of the following metrics:

1.	Primary Metric: Average ROACE of 12% over the 2014-2016 time frame. The goal was based on achieving a top-quartile ranking relative to industry analyst expectations for our peer group.

2.	Secondary Metrics: The Committee may adjust total shares earned based on the primary ROACE metric by +/- 20% based on the following secondary performance considerations:
•Revenue Growth (December 31, 2013-December 31, 2016 CAGR)
•Growth in Pre-Tax, Pre-Provision (“PTPP”) Income
•Efficiency Ratio in 2016

The ROACE goal was selected as the primary metric to motivate attainment of the Company’s long-term ROACE target (which represents top quartile performance in the industry). Secondary metrics were selected to align with the Company’s emphasis on top-line growth, while continuing to focus on expense discipline (efficiency ratio) to produce solid growth in profits.

Actual equity grants awarded to the Company’s NEOs in 2014 are set forth in the table below. As described further in the footnotes below, a significant portion of the stock awards (60% of the total) must be earned based on performance with the potential for an earn-out of 0% to 180% of the target performance shares awarded.

GRANT DATE FAIR VALUE OF AWARDS

	2014 Awards
		Time-Based Restricted Stock		Performance-Based Restricted Stock
Executive	Grant Date	Number of Stock Awards	Grant Date Fair Value (1)	Target Number of Shares Granted	Grant Date Fair Value: Target (1)	Maximum Number of Shares Potentially Earned (2)	Grant Date Fair Value: Maximum (1)
C. Deutsch	5/15/2014	30,090	$361,381	45,134	$542,059	81,241	$975,704
	12/17/2014	60,883	800,003	91,324	1,199,997	164,383	2,159,993
D. Kaye	5/15/2014	9,474	113,783	14,211	170,674	25,579	307,204
M. Thompson	5/15/2014	16,345	196,303	24,518	294,461	44,132	530,025
C. Griffin	5/15/2014	5,944	71,387	8,916	107,081	16,048	192,736
	8/15/2014	33,200	400,060	—	—	—	—
P. Raimondi	10/2/2014	99,657	1,243,719	—	—	—	—

(1)	Based upon the closing prices on May 15, 2014 of $12.01, August 15, 2014 of $12.05, October 2, 2014 of $12.48 and December 17, 2014 of $13.14, respectively.

(2)	Maximum shares potentially earned are equal to 180% of the target performance shares granted.

Matching Restricted Stock/Inducement Awards for Mr. Deutsch and Mr. Thompson

Mr. Deutsch’s and Mr. Thompson’s employment agreements included one-time matching restricted stock awards tied to each executive’s personal investment in the Company’s stock. These grants enhance the Company’s ability to retain Mr. Deutsch and Mr. Thompson by vesting shares in three equal installments on each of the third, fourth and fifth anniversaries of the grant date. Terms of the awards stipulate that the grants will be forfeited if Mr. Deutsch and Mr. Thompson do not purchase an equivalent number of shares of Company stock before, in the case of Mr. Deutsch, the second anniversary of his commencement date, and in the case of Mr. Thompson, the third anniversary of the effective date of his employment agreement, and hold such stock through certain vesting dates. Mr. Deutsch’s matching restricted stock award was granted on July 31, 2010 (called the “inducement award” and described in the Company’s 2011 proxy statement) with a grant date fair value of $2 million (302,572 shares). As of December 31, 2010 (five months after his start date with the Company), Mr. Deutsch had satisfied 100% of his $2 million purchase requirement. Mr. Thompson’s matching restricted stock award was granted on May 13, 2011 with a grant date fair value of $600,000 (93,458 shares). As of January 31, 2014, Mr. Thompson had satisfied 100% of his purchase requirement.

Special Supplemental Performance/Retention Equity Grants for Mr. Deutsch and Mr. Thompson

These awards are described in detail in the “Analysis of 2014 Compensation Actions and 2015 Recommended Actions” section.

Equity Grant Policy

The Company has adopted an Equity Grant Policy, as approved in July 2014, to ensure that its equity granting practices are maintained in strict compliance with the Company’s equity plans, policies and all applicable laws, and specifically to prevent backdating of any equity grant, or changing of the timing of equity grants in relation to public release of material information with the intent of benefiting a grantee under an equity award. The policy became effective for equity grants made after March 31, 2007. The Company’s policy is that equity grants occur on a pre-established day during each calendar quarter after the Company’s financial results for the prior quarter have been publicly disclosed. Accordingly, the grant date for all equity grants is generally the 15th day of the month (or the last business day before the 15th day of the month) following the quarterly Board meeting, unless approved otherwise by the Committee. The grant date shall not precede the date the grant was authorized by the Committee, and the grant date for any new hire shall not precede the employee’s date of hire. In addition, the policy provides that all awards and award terms are approved by the Committee in advance of the grant date. The Company executives do not have an ability to select a grant date, and the option exercise price is the closing price of the underlying stock on the date of grant.

Executive Stock Ownership and Share Retention Guidelines

The Committee implemented executive stock ownership guidelines in July 2008 and revised these guidelines in July of 2014 to increase the guidelines based upon a comprehensive review and recommendation by W.T. Haigh & Company, the Company’s compensation consultant. The requirements in the guidelines are expressed as the lesser of a multiple of an executive’s base salary or a fixed number of shares. The Company and the Committee review executive officer stock holdings versus the ownership guidelines at least annually. Ownership guideline multiples were increased from five times base salary to six times base salary for the Company’s CEO and increased from one to three times base salary to two to four times base salary for other NEO positions. NEOs must meet the lesser of the fixed share guideline (350,000 for the Company’s CEO and 92,000 to 225,000 for other NEO positions) or the salary multiple guideline. In addition, there is a holding requirement equal to 50% of profit shares (net shares after cost of purchase, if any, and tax liability) until the minimum threshold is attained. The following table shows the NEO’s stock ownership relative to the guidelines as of December 31, 2014.

Name	Guideline (multiple of salary)	Status
Mr. Deutsch	6 x Base Salary ($4,050,000)	Meets Requirement
Mr. Thompson	4 x Base Salary ($2,920,000)	Meets Requirement
Mr. Kaye	3 x Base Salary ($1,275,000)	Meets Requirement
Mr. Griffin	3 x Base Salary ($1,200,000)	Does Not Meet Requirement -- NEW (at 42% of Guideline)
Mr. Raimondi	No Stated Guideline	Owns 680,388 Shares (subject to lock up) - Exceeds $9 million in value based on closing price of the Company’s stock as of December 31, 2014 of $13.47

Based on the beneficial ownership calculation as reported in this Proxy Statement, as of December 31, 2014, the CEO owned 1.06% and other NEOs (excluding former executive officers) as a group owned 2.69% of the Company’s common stock.

Role of Compensation, Governance and Executive Committee, Outside Advisors and Management in Compensation Decisions

The Committee, pursuant to its charter, provides management and the Board with guidance on matters of executive and director compensation and related benefits. The Committee meets in executive sessions when discussing CEO performance and specific actions related to CEO compensation. The Committee approves all compensation actions with respect to the Company’s CEO, and recommends to the Board of Directors that the Board of Directors also approve such compensation actions. The Committee approves all compensation actions for the Company’s other executive officers after reviewing the recommendations of the CEO. The Committee relies on management and outside advisers for staff work and technical guidance in conducting its affairs. It retains full authority to engage independent third party advisers, and for the past several years has retained W. T. Haigh & Company to conduct independent studies and provide objective advice on executive and director compensation. W. T. Haigh & Company’s primary role with the Company is as adviser to the Committee on executive compensation matters. In 2014, W.T. Haigh & Company played a significant advisory role with respect to executive pay versus performance, market benchmarking, compensation philosophy and overall executive compensation program directions, recommendations to increase executive stock ownership guidelines, recommendations on the one-time retention/performance grants for Mr. Deutsch and Mr. Thompson, and a review of Board compensation and matters related to the Company’s Board consolidation. From time to time, W.T. Haigh & Company works directly with management with the consent of the Committee. However, in 2014, W.T. Haigh & Company’s services related solely to Committee matters and no conflicts of interest were noted.

The Company also retains Goodwin Procter LLP for legal services on executive compensation matters, including drafting of legal plan documents. The Company may use other firms from time to time in the normal course of business.

Executive Benefits and Perquisites

NEOs are entitled to a flexible benefit amount to be used for financial products and services including life insurance, financial planning, long-term care insurance and other health and wellness benefits that enable the executives to better manage and balance their personal lives given the amount of time spent at work. The flexible amount is a fixed maximum annual benefit ranging from $65,000 for the CEO, and between $20,000 and $40,000 for other NEOs. NEOs are also eligible for an annual physical exam. The full value of all perquisites is reported as income to the individuals and, accordingly, is taxable. The flexible benefit may not be used for any type of personal luxury or entertainment expenditures. In addition, Mr. Thompson participates in a long-term care and long-term disability insurance program sponsored by Boston Private Bank & Trust Company, which was in effect prior to the effective date of his employment agreement with the Company.

NEOs are also eligible for Company-sponsored benefit programs available broadly to Company employees, including healthcare, dental and vision benefits, short-term and long-term disability, life insurance, a 401(k) Profit Sharing Plan and the Company’s Employee Stock Purchase Plan.

Employment Agreements and Executive Severance and Change-in-Control Agreements

The Company no longer provides executive change-in-control agreements in the event of a change-in-control of the Company. The Company has a grandfathered change-in-control agreement with one of the Company’s NEOs, Mr. Kaye. Mr. Deutsch, Mr. Thompson and Mr. Raimondi have employment agreements with the Company. Both the grandfathered change-in-control agreement and the employment agreements are described below.

Mr. Kaye’s change-in-control agreement provides a severance payment equal to 2.5 times his annual cash compensation as defined in the agreement, and a pro-rated bonus for the year in which the change-in-control occurs. Any equity awards granted on or after May 15, 2011 are or will be subject to “double trigger” vesting (as opposed to accelerated vesting) in the event of a change-in-control in which an assumption of the award does not occur.

Mr. Kaye’s change-in-control arrangement is a “double trigger” arrangement (i.e., benefits are paid in the event that there is both a change-in-control and a termination of employment following certain triggering events, for example, elimination of the executive’s position, as defined in the agreement) and limits payments so that no payments can be deemed to be “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and no excise tax gross-ups are provided.

As part of their employment agreements, and in lieu of change-in-control agreements, Mr. Deutsch and Mr. Thompson were given separate severance protection at two times their annual cash compensation if their employment is terminated by the Company without “cause” or by the executives for “good reason,” each as defined in their employment agreements. Equity awards are also subject to “double trigger” vesting in the event of a change-in-control in which an assumption of the awards does not occur.

Mr. Raimondi’s employment agreement is described in “Analysis of 2014 Compensation Actions and 2015 Recommended Actions.”

Payments and benefits payable to the NEOs in connection with a termination of employment or change-in-control are discussed in greater detail under “Potential Payments Upon Termination or Change-in-Control.”

Executive Deferred Compensation Plan

The Company offers a deferred compensation plan that enables certain executives, including each of the NEOs, to defer a portion of their income. Amounts deferred are excluded from an executive’s taxable income and are not deductible by the Company until paid. Executives select from a number of mutual funds and the deferred amounts are increased or decreased to correspond to changes in market value of these underlying mutual fund investments. Any increase in value is recognized as compensation expense. The Company maintains a Rabbi trust with respect to these obligations. None of the NEOs participated in the Executive Deferred Compensation Plan in 2014, although Mr. Thompson had an outstanding deferred compensation balance as of December 31, 2014 from deferrals from prior years of $70,554.

Tax, Regulatory and Accounting Implications

The Company believes it complies with all tax, regulatory and accounting standards. Furthermore, the Committee will continue to review each element of compensation and take appropriate steps to ensure tax deductibility to the extent permitted under applicable law and to the extent this can be accomplished without sacrificing flexibility and other important objectives of the overall compensation program for its executives.

Compensation, Governance and Executive Committee Report

The Compensation, Governance and Executive Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Submitted by the Compensation, Governance and Executive Committee of the Board:

Stephen M. Waters, Chair
Deborah F. Kuenstner
Daniel P. Nolan
Gloria C. Larson

EXECUTIVE COMPENSATION TABLES
The following tables and footnote disclosures set forth information concerning the compensation paid to or earned by the NEOs, including the CEO, the Chief Financial Officer and the next three most highly compensated executive officers of the Company, who served in such capacities during 2014.
SUMMARY COMPENSATION TABLE

(a)	(b)	(c)		(d)		(e)		(f)	(g)		(h)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards Grant Date Fair Value ($)(4)		Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)		Total ($)
Clayton G. Deutsch	2014	$675,000		$—		$2,903,440	(5),(6)	$928,100	$180,392	(8)	$4,686,932
CEO and President	2013	675,000		—		1,036,700		843,800	176,161		2,731,661
	2012	675,000		—		933,109		780,500	95,226		2,483,835

David J. Kaye	2014	425,000		—		284,457	(5)	467,500	40,660	(8)	1,217,617
Executive Vice President, Treasurer and Chief Financial Officer	2013	425,000		—		304,516		425,000	39,905		1,194,421
	2012	425,000		33,333	(2)	259,192		393,125	26,470		1,137,120

Mark D. Thompson	2014	730,000		—		490,764	(5)	550,000	140,128	(8)	1,910,892
CEO and President, Boston Private Bank & Trust Company	2013	730,000		—		505,808		528,000	117,590		1,881,398
	2012	730,000		—		460,799		516,500	80,159		1,787,458

Corey A. Griffin	2014	263,077	(1)	—		578,528	(5)	440,000	266,133	(8)	1,547,738
Executive Vice President and Director of Corporate Development & Wealth Management Strategy

Peter J. Raimondi	2014	140,768	(1)	106,000	(3)	1,243,719	(5)	N/A	—	(8)	1,490,487
CEO of Boston Private Wealth

(1)	Mr. Griffin’s and Mr. Raimondi’s salaries reflect partial year salaries based on their respective hire dates.

(2)	In 2009, Mr. Kaye received a retention bonus of $100,000, vesting over a three-year period. This amount reflects the amount earned in the last year of the vesting period.

(3)	This amount reflects Mr. Raimondi’s 2014 discretionary bonus based on a pro-rated period from October 2, 2014 to December 31, 2014.

(4)
The amounts in column (e) reflect the grant date fair value of the equity awards in accordance with ASC Topic 718, Compensation-Stock Compensation (“ASC 718”) pursuant to the 2009 Amended and Restated Stock Option and Incentive Plan. Information about the assumptions used to value these awards can be found in Part II. Item 8. “Financial Statements and Supplementary Data - Note 18: Employee Benefits” of the Company’s 2014 Annual Report on Form 10-K.

(5)
2014 Stock Awards Grant Date Fair Value data includes performance shares which could, based on performance, result in the earn-out of additional shares for above target outperformance (and an increase in the grant date fair value, based on the incremental shares earned, using the original $12.01 price):

	NEO	Target performance shares granted	Maximum shares potentially earned	Increase in grant date fair value based on incremental shares that may be earned at maximum performance level
	Clayton G. Deutsch	45,134	81,241	$433,645
	David J. Kaye	14,211	25,579	136,530
	Mark D. Thompson	24,518	44,132	235,564
	Corey A. Griffin	8,916	16,048	85,655
	Peter J. Raimondi	—	—	—

(6)
2014 Stock Awards Grant Date Fair Value data includes performance shares which could, based on performance, result in the earn-out of additional shares for above target outperformance (and an increase in the grant date fair value, based on the incremental shares earned, using the original $13.14 price):

	NEO	Target performance shares granted	Maximum shares potentially earned	Increase in grant date fair value based on incremental shares that may be earned at maximum performance level
	Clayton G. Deutsch	91,324	164,383	$959,995

(7)	The amounts in column (f) reflect the annual incentive awards to the named individuals under the 2012, 2013 and 2014 Annual Executive Incentive Plan.

(8)	All Other Compensation is composed of the following amounts:
	Compensation item	Clayton G. Deutsch	David J. Kaye	Mark D. Thompson	Corey A. Griffin	Peter J. Raimondi
	Matching contribution to 401(k) plan	$7,800	$7,800	$7,800	$7,800	$—
	Dividends paid on unvested stock grants	102,142	12,884	68,479	—	—
	Executive medical services	5,450	—	2,750	—	—
	Life insurance premiums	57,708	9,564	30,000	—	—
	Long-term disability premiums	7,292	—	8,568	—	—
	Long term care premiums	—	10,412	13,706	—	—
	Tax and financial planning	—	—	8,825	—	—
	Fitness fees	—	—	—	—	—
	Consulting Agreement (Earned up to April 30, 2014)	—	—	—	258,333	—
	Miscellaneous items	—	—	—	—	—

	Total All Other Compensation	$180,392	$40,660	$140,128	$266,133	$—

GRANTS OF PLAN-BASED AWARDS

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Grant Approved Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Clayton G. Deutsch	5/15/2014	4/16/2014				22,567	45,134	81,241	30,090	—	$—	$903,440
	12/17/2014					45,662	91,324	164,383	60,883	—	—	2,000,000
	2014		$421,875	$843,750	$1,687,500
David J. Kaye	5/15/2014	4/15/2014				7,105	14,211	25,579	9,474	—	—	284,457
	2014		212,500	425,000	850,000
Mark D. Thompson	5/15/2014	4/15/2014				12,259	24,518	44,132	16,345	—	—	490,764
	2014		250,000	500,000	1,000,000
Corey A. Griffin	5/15/2014	4/15/2014				4,458	8,916	16,048	5,944	—	—	178,468
	8/15/2014					—	—	—	33,200	—	—	400,060
	2014		200,000	400,000	800,000
Peter J. Raimondi	10/2/2014					—	—	—	99,657	—	—	1,243,719

(1)
The amounts shown in column (c) reflect the minimum threshold payment levels, which are 50% of the target amount shown in column (d). The amount shown in column (e) is 200% of the target amount shown in column (d), as awarded under the Company’s Executive Bonus Plan.

(2)
The number of shares shown in column (f) reflect the minimum threshold number of shares, which are 50% of the target amount shown in column (g); the number of shares shown in column (h) is 180% of the target amount shown in column (g) as awarded under the Company’s 2009 Amended and Restated Stock Option and Incentive Plan. For a description of these awards see “Equity-Based Long-Term Incentives.”

(3)
This column shows the grant date fair value of equity awards in accordance with ASC 718. Information about the assumptions used to value these awards can be found in Part II. Item 8. “Financial Statements and Supplementary Data - Note 18: Employee Benefits” of the Company’s 2014 Annual Report on Form 10-K. Mr. Deutsch’s December 17, 2014 award is a one-time supplemental award of which 60% of the target value ($2 million) is tied to the achievement to specific performance targets.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides information with respect to holdings of exercisable and unexercisable stock options and unvested restricted stock and performance share awards held by the NEOs as of December 31, 2014.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)		(j)
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (1)					Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
NEO	(#) Exercisable	(#) Unexercisable	(#) Equity Incentive Plan Awards	Option Exercise Price ($)	Option Expiration Date	Number (#)	Market Value ($) (2)		Number (#)		Market or Payout Value ($) (2)
Clayton G. Deutsch	—	—	—	$—		60,883	$820,094	(3)	91,324	(13)	$1,230,134
	—	—	—	—		30,090	405,312	(4)	45,134	(14)	607,955
	—	—	—	—		42,057	566,508	(5)	63,085	(15)	849,755
	—	—	—	—		41,242	555,530	(6)	61,864	(16)	833,308
	—	—	—	—		15,318	206,333	(7)	—		—
	—	—	—	—		100,847	1,358,409	(8)	—		—

David J. Kaye	7,500	—	—	9.03	8/15/2018	9,474	127,615	(4)	14,211	(14)	191,422
	20,240	—	—	20.37	5/15/2018	12,354	166,408	(5)	18,530	(15)	249,599
	—	—	—	—		11,456	154,312	(6)	17,184	(16)	231,468

Mark D. Thompson	7,500	—	—	9.03	8/15/2018	16,345	220,167	(4)	24,518	(14)	330,257
	24,290	—	—	20.37	2/15/2018	20,520	276,404	(5)	30,779	(15)	414,593
	20,000	—	—	29.84	2/15/2017	20,367	274,343	(6)	30,550	(16)	411,509
	15,000	—	—	29.74	2/17/2016	62,299	839,168	(9)	—		—
	15,000	—	—	27.06	2/11/2015	37,384	503,562	(10)	—		—

Corey A. Griffin	—	—	—	—		33,200	447,204	(11)	8,916	(14)	120,099
	—	—	—	—		5,944	80,066	(4)	—		—

Peter J. Raimondi	—	—	—	—		99,657	1,342,380	(12)	—		—

(1)
All securities issued under the Company’s 1997 Long-Term Incentive Plan, the Company’s 2004 Stock Option and Incentive Plan, the Company’s 2009 Amended and Restated Stock Option and Incentive Plan, or the Company’s 2010 Inducement Stock Plan.

(2)	The market value is based on the closing price of the Company’s common stock on December 31, 2014 of $13.47, multiplied by the applicable number of shares of restricted stock or performance shares.

(3)	This award vests on December 17, 2017.

(4)	This award vests on May 15, 2017.

(5)	This award vests on May 15, 2016.

(6)	This award vests on May 15, 2015.

(7)	This award vests in five equal annual installments beginning on July 31, 2011.

(8)	This award vests in three equal annual installments beginning on July 31, 2013.

(9)	This award vests in three equal annual installments beginning on March 29, 2014.

(10)	This award vests in five equal annual installments beginning on March 29, 2012.

(11)	This award vests in three equal annual installments beginning on August 15, 2017.

(12)	This award vests on October 2, 2017.

(13)
2014 Stock Awards include performance shares which could, based on performance for the 2015 - 2017 performance period, result in the earn-out of additional shares for above target outperformance as set forth below.

	NEO	Target performance shares granted	Maximum shares potentially earned
	Clayton G. Deutsch	91,324	164,383

(14)
2014 Stock Awards include performance shares which could, based on performance for the 2014 - 2016 performance period, result in the earn-out of additional shares for above target outperformance as set forth below.

	NEO	Target performance shares granted	Maximum shares potentially earned
	Clayton G. Deutsch	45,134	81,241
	David J. Kaye	14,211	25,579
	Mark D. Thompson	24,518	44,132
	Corey A. Griffin	8,916	16,048

(15)
2013 Stock Awards include performance shares which could, based on performance for the 2013 - 2015 performance period, result in the earn-out of additional shares for above target outperformance as set forth below.

	NEO	Target performance shares granted	Maximum shares potentially earned
	Clayton G. Deutsch	63,085	113,553
	David J. Kaye	18,530	33,354
	Mark D. Thompson	30,779	55,402

(16)
2012 Stock Awards include performance shares which could, based on performance for the 2012 - 2014 performance period, result in the earn-out of additional shares for above target outperformance as set forth below. Note: The Committee met on March 10, 2015 and determined the final shares earned at 67% of target performance shares granted.

	NEO	Target performance shares granted	Maximum shares potentially earned
	Clayton G. Deutsch	61,864	111,355
	David J. Kaye	17,184	30,931
	Mark D. Thompson	30,550	54,990

OPTION EXERCISES AND STOCK VESTED
The following table provides information with the respect to restricted stock and performance share awards that vested during 2014.

(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise # (1)	Value Realized on Exercise $	Number of Shares Acquired on Vesting # (1) (2)	Value Realized on Vesting $ (2) (3)
Clayton G. Deutsch	—	$—	173,530	$2,157,050
David J. Kaye	—	—	15,935	196,479
Mark D. Thompson	—	—	49,850	662,507
Corey A. Griffin	—	—	—	—
Peter J. Raimondi	—	—	—	—

(1)	All securities issued under the Company’s 2004 Stock Option and Incentive Plan, the Company’s 2009 Amended and Restated Stock Option and Incentive Plan, or the Company’s 2010 Inducement Stock Plan.

(2)
The number and value realized of shares acquired on vesting in 2014 includes the following time-restricted shares with fair value at the vest date, using the close price on the vest date, as listed below.

	NEO	Total shares granted	Weighted Average Vest Date Fair Value per Share	Value realized on vesting, based on total shares granted
	Clayton G. Deutsch	173,530	$12.43	$2,157,050
	David J. Kaye	15,935	12.33	196,479
	Mark D. Thompson	49,850	13.29	662,507
	Corey A. Griffin	—	—	—
	Peter J. Raimondi	—	—	—

NON-QUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY $	Registrant Contributions in Last FY $	Aggregate Earnings in Last FY $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last FYE $(1)
Mark D. Thompson	$—	$—	$6,333	$—	$70,554

(1)	Deferred compensation accounts are deemed invested in mutual funds managed by third party administrators.

Potential Payments Upon Termination or Change-in-Control
Employment Agreements with the Company’s Chief Executive Officer and President, and Boston Private Bank & Trust Company’s Chief Executive Officer and President
On June 7, 2010, the Company entered into an employment agreement with its Chief Executive Officer and President, Mr. Deutsch. On March 29, 2011, the Company entered into an employment agreement with Mr. Thompson, the Chief Executive Officer and President of Boston Private Bank & Trust Company. In addition to the compensation and benefit arrangements described in detail above, under the terms of the employment agreements, each of Mr. Deutsch and Mr. Thompson will be eligible to receive certain payments and benefits if his employment is terminated under certain conditions.

If Mr. Deutsch’s or Mr. Thompson’s employment is terminated by the Company without “cause,” or if Mr. Deutsch or Mr. Thompson terminates his employment for “good reason,” as defined in the applicable employment agreement, he will be entitled to receive the following payments and benefits:

•
subject to signing a general release of claims in favor of the Company, a severance payment equal to two times the sum of (1) his base salary (or, in the case of Mr. Thompson, his bonus eligible base salary) and (2) his target annual bonus, paid out in substantially equal installments in accordance with the Company’s payroll practice over 24 months;

•
all stock options and other stock-based awards that are subject to service-based vesting only shall vest in full and become exercisable or non-forfeitable as of the date of termination. Commencing in 2011, time-based restricted stock awards granted to Mr. Deutsch and Mr. Thompson will instead be subject to pro-rated vesting based on the portion of the applicable vesting period completed as of the date of termination, pursuant to the terms of the applicable award agreements);

•
all stock options and other stock-based awards that are subject to performance-based vesting shall vest upon the completion of the performance period to which such award relates. Vesting of these awards shall be pro-rated based on the portion of the applicable performance period completed as of the date of termination; and

•
subject to the co-payment of premium amounts at the active employees’ rate, Mr. Deutsch and Mr. Thompson may continue to participate in the Company’s group health, dental and vision programs for up to 24 months.

The payments described above will immediately cease if the executive breaches certain non-competition, non-solicitation, non-disparagement, confidentiality, third-party agreements and/or cooperation provisions of the executive’s employment agreement.
If Mr. Deutsch’s or Mr. Thompson’s employment terminates due to death or disability, they would each be entitled to receive the following:

•	a portion of his annual bonus for the year of termination pro-rated for the number of days employed during the year to the date of termination;

•	all stock options and other stock-based awards that are subject to time-based vesting only shall vest in full and become exercisable or non-forfeitable as of the date of termination; and

•
all stock options and other stock-based awards that are subject to performance-based vesting shall vest upon the completion of the performance period to which such vesting schedule relates. Vesting of such award shall be pro-rated based on the portion of the applicable performance period completed as of the date of termination.

If amounts payable to Mr. Deutsch or Mr. Thompson, whether under the employment agreement or otherwise, give rise to the excise tax imposed by Section 4999 of the Code, the executive will receive the greater after-tax amount of either (1) the full payment or (2) a reduced payment that does not give rise to the excise tax imposed by Section 4999 of the Code. Under the terms of these employment agreements, neither Mr. Deutsch nor Mr. Thompson will be entitled to any tax gross-up related to severance payments.
If Mr. Raimondi’s employment is terminated, by the Company without cause or if Mr. Raimondi terminates his employment for “good reason” as defined in his employment agreement, he will be entitled to receive the following payments and benefits: (1) subject to signing a general release of claims in favor of the Company, a severance payment equal to two times his base salary (2) a pro-rata bonus in the year of termination (3) full vesting of his retention bonus, if not yet vested and pro-rata vesting for any other stock awards.

Change-In-Control Agreement with Mr. Kaye
The Company has previously entered into a change-in-control agreement with Mr. Kaye that provides for certain payments and other benefits in connection with a “terminating event” that occurs within the two-year period following a change-in-control of the Company. For purposes of these agreements, the term “terminating event” includes the following: (1) a material diminution in the executive’s responsibilities, authority or duties; (2) a material diminution in the executive’s base salary or target annual bonus other than across the board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (3) a material change in the geographic location at which the executive provides services to the Company; or (4) the material breach of the agreement by the Company, as set forth in the agreements. In connection with any such terminating event within the applicable period following a change-in-control, Mr. Kaye will be eligible to receive the following payments and benefits:

•	a lump-sum cash severance payment equal to 2.5 times annual compensation (sum of base salary and average bonus payments for the three most recent taxable years preceding termination);

•	a pro-rated bonus for fiscal year in which the termination occurs; and

•	accelerated vesting of all outstanding, unvested stock option and stock awards.

Notwithstanding the foregoing, the Company will not be required to make any payment under the agreements to the extent such payment would constitute a parachute payment for purposes of Section 280G of the Code.
Equity Award Agreements
Pursuant to the terms of the Company’s current forms of restricted stock award agreements granted to the Company’s NEOs, in the event that an executive’s employment is terminated by the Company without “cause,” (1) a pro-rated number of shares of time-based restricted stock will vest, and (2) a pro-rated number of performance shares will remain eligible to vest based on actual Company performance for the applicable performance period. In connection with a termination of employment due to an executive’s death or disability, all outstanding awards of stock options or time-vesting restricted stock will vest and a pro-rated number of performance shares will remain eligible to vest based on actual Company performance for the applicable performance period.
In the event of a change-in-control of the Company in which restricted stock awards are assumed, continued or substituted for new awards, (1) time-based restricted stock awards will vest in the event that the executive’s employment is terminated by the Company or its successor without cause within 24 months following such change-in-control, and (2) the parties to such change-in-control may adjust the performance metrics applicable to any performance share awards. In the event that restricted stock awards are not assumed or continued in a change-in-control or substituted for new awards, then (i) time-based restricted stock awards will vest upon and subject to the occurrence of such change-in-control, and (ii) a pro-rated portion of the performance shares will vest.
The table below sets forth the cash severance, bonus (if any), value of accelerated vesting of equity awards and value of health benefits payable to each NEO in the event of a termination of employment without cause, or due to death or disability, a change-in-control of the Company, and a termination of employment following a change-in-control, and assuming, in each case, that the applicable triggering event(s) occurred on December 31, 2014. Estimated equity values in the table below are calculated assuming the closing price of the Company’s stock on December 31, 2014 of $13.47.

Name	Payment/Benefit	Termination without Cause/for Good Reason	Termination due to death or disability	Change-in-Control (no termination)	Termination without Cause/for Good Reason in connection with a Change-in-Control (6)
Clayton G. Deutsch	Cash Severance	$3,037,500	$—	$—	$3,037,500
	Pro-Rated Bonus	—	843,750	—	—
	Accelerated Vesting of Equity (1)	3,784,428	5,244,000	—	5,244,000
	Benefits (3)	39,238	—	—	39,238
	Fringe Benefits (maximum annual cap)	65,000	—	—	65,000
	Total	$6,926,166	$6,087,750	$—	$8,385,738

David J. Kaye	Cash Severance	$850,000	$—	$—	$2,133,854
	Pro-Rated Bonus	—	—	—	467,500
	Accelerated Vesting of Equity (2), (4)	629,362	825,950	—	825,950
	Benefits (3)	—	—	—	43,445
	Fringe Benefits (maximum annual cap)	20,000	—	—	20,000
	Total	$1,499,362	$825,950	$—	$3,490,749

Mark D. Thompson	Cash Severance (5)	$2,000,000	$—	$—	$2,000,000
	Pro-Rated Bonus	—	550,000	—	—
	Accelerated Vesting of Equity (2), (4)	2,096,130	2,767,090	—	2,767,090
	Benefits (3)	35,407	—	—	35,407
	Fringe Benefit (maximum annual cap)	40,000	—	—	40,000
	Total	$4,171,537	$3,317,090	$—	$4,842,497

Peter J. Raimondi	Cash Severance	$1,200,000	$—	$—	$1,200,000
	Pro-Rated Bonus (8)	106,000	—	—	106,000
	Accelerated Vesting of Equity (7)	1,342,380	—	—	1,342,380
	Benefits (3)	30,027	—	—	30,027
	Fringe Benefit (maximum annual cap)	20,000	—	—	20,000
	Total	$2,698,407	$—	$—	$2,698,407

(1)
In the event of a change-in-control with no termination, with the exception of Mr. Deutsch’s 2010 Inducement Plan grants, all outstanding, non-vested grants of time-based restricted stock would vest if the acquiring company elected not to assume or replace the outstanding grants, and all performance shares would vest pro-rata based on the number of days from the grant date to the date of the change-in-control.

(2)
Performance shares pro-rated based on grant date for each performance/vesting cycle. Beginning with 2011 grants, time-based restricted stock is pro-rated (not fully accelerated) upon termination without cause/for good reason and fully accelerated in a change-in-control termination.

(3)	Health and dental continuation for two years using premium rates at December 31, 2014.

(4)
In the event of a change-in-control with no termination, all outstanding, non-vested grants of time-based restricted stock would vest if the acquiring company elected not to assume or replace the outstanding grants, and all performance shares would vest pro-rata based on the number of days from the grant to the date of the change-in-control.

(5)	Benefit is based on “bonus eligible base salary” of $500,000 plus target bonus of 100%.

(6)	Triggering termination of employment includes a termination in connection with a “terminating event,” as defined in the applicable Change-in-Control Agreement for Mr. Kaye.
(7)    Mr. Raimondi’s equity award will fully vest sixty days after termination
(8)    Mr. Raimondi’s bonus reflects time period of October 2, 2014 through December 31, 2014.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions
From January 1, 2014 through April 15, 2014, the Compensation and Governance Committee members were Lynn Thompson Hoffman, Chair, William J. Shea (until his resignation April 3, 2014), Vice Chair, Eugene S. Colangelo, Deborah F. Kuenstner, and Stephen M. Waters. On April 16, 2014 following the consolidation of the Company and Bank boards, the Compensation and Governance Committee became the Compensation, Governance and Executive Committee, whose members are Stephen M. Waters, Chair, Deborah F. Kuenstner, and Daniel P. Nolan. The Compensation, Governance and Executive Committee, as was the Compensation and Governance Committee, is comprised entirely of the independent directors listed above. No member of the Compensation, Governance and Executive Committee is a current or was a former officer or employee of the Company or any of its subsidiaries.
Compensation of Directors
In October of 2013, the Board approved a new compensation schedule for directors effective with the Board year beginning May 1, 2014. The Board compensation schedule was revised to account for the consolidation of the Company and Bank Boards. The current Board has nine outside directors.
Board Retainer
Directors of the Company who are not full-time employees of the Company or any of its subsidiaries receive compensation under a compensation program effective May 1, 2014 which includes an annual retainer fee of $120,000, of which fifty percent ($60,000) is payable in cash as a cash retainer and fifty percent ($60,000) is payable in Company stock as a stock retainer. The prior schedule was $45,000 in cash as a cash retainer and $45,000 in stock as a stock retainer, for a total retainer of $90,000. The non-executive Chair’s supplemental annual retainer fee is $50,000, of which 50%, or $25,000 is paid in cash, for a total cash retainer of $85,000, and 50%, or $25,000 is paid in stock, for a total stock retainer of $85,000. The total Chair retainer is $170,000 versus the prior total Chair retainer of $140,000. Each Director can elect to receive up to 100% of the annual cash retainer fee in stock.
Committee Retainers
Effective May 1, 2014 committee retainers were eliminated with the exception of an annual $3,000 retainer for Committee Chairs. Effective May 1, 2014 it is assumed that each Director will serve on two committees with a supplemental retainer of $10,000 for any Director serving on three or more committees.
Prior to May 1, 2014 non-employee Directors who served as committee members received an additional annual retainer fee, payable in cash, of $15,000 for the Audit and Finance, Compensation and Governance, and Risk Management Committees, and $9,000 for the Wealth Management Committee. Chairs of committees received an annual retainer fee of $18,000 for the Audit and Finance, Compensation and Governance, and Risk Management Committees, and $12,000 for the Wealth Management Committee. Directors could serve on more than two committees. In addition to the foregoing, any non-employee Director serving simultaneously as a member of the Board of Directors and the board of directors of a subsidiary of the Company received retainer fees for each board on which he or she served.
Stock Ownership Guidelines
Directors receive their stock retainer, and any portion of their cash retainer that is elected to be paid in stock, in shares of common stock. These shares are purchased by the Company at fair market value on each of the Company’s quarterly grant dates and deposited in each Director’s brokerage account. The Company believes that Director stock ownership is important, and has implemented a minimum stock ownership guideline threshold for outside Directors equal to the lower of (a) five times the annual cash retainer of $60,000 or $300,000 in value (was previously five times the annual cash retainer of $45,000 or $225,000), or (b) 22,500 shares. The non-executive Chair is required to hold $425,000 in value based on his $85,000 annual cash retainer (5 x $85,000 = $425,000) or 42,500 shares. The prior stock ownership guideline for the non-executive Chair was $350,000 in value or 35,000 shares. In addition, there is a holding requirement for all directors equal to 50% of profit shares (net shares after cost of purchase, if any, and tax liability) until the minimum threshold is attained.

Upon the retirement of Mr. Colangelo and Mr. Sinai as directors of the Company effective April 16, 2014, the Board approved the extension of their 2008 stock option exercise term by two years to provide for the full ten-year exercise term in recognition of their distinguished service as directors of the Company.

DIRECTOR COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Board of Directors
Herbert S. Alexander (2)	2014	$55,000	$72,313	$—	$—	$—	$—	$127,313
Eugene S. Colangelo (3)	2014	29,500	30,313	—	—	—	—	59,813
Lynn Thompson Hoffman	2014	66,000	61,313	—	—	—	—	127,313
Deborah F. Kuenstner	2014	61,000	72,313	—	—	—	—	133,313
John Morton III	2014	75,000	52,500	—	—	—	—	127,500
Daniel P. Nolan	2014	—	60,000	—	—	—	—	60,000
Brian G. Shapiro (4)	2014	30,000	31,500	—	—	—	—	61,500
William J. Shea (5)	2014	13,968	45,409	—	—	—	—	59,377
Dr. Allen L. Sinai	2014	37,500	29,813	—	—	—	—	67,313
Stephen M. Waters (6)	2014	85,000	86,313	—	—	—	—	171,313
Donna C. Wells	2014	18,424	18,424	—	—	—	—	36,848

(1)
Includes portion of cash retainer paid in stock. Also includes a stock award payment of $7,313 for all Company directors with the exception of Mr. Morton, Mr. Nolan, Mr. Shapiro and Ms. Wells. This stock payment was related to the portion of a 2008 director’s stock option grant that was cancelled when it was determined that the award had been granted in excess of the annual award limit for directors (9,880 stock options were granted versus the 7,500 award limit as defined in the 2004 Stock Option and Incentive Plan). The Company immediately reduced the stock option award to 7,500 stock options and cancelled the number of stock options that were granted above the 7,500 award limit to comply with the Plan. As a result of this administrative error, the Company provided a payment in stock to account for the lost compensation to directors as a result of the partial stock option cancellation. Also includes a stock award payment of $2,089 for Mr. Alexander and Mr. Colangelo respectively with respect to the same issue with a stock option that was granted for their service on the board of Boston Private Bank & Trust Company (5,680 stock options granted versus a limit of 5,000).

(2)	Mr. Alexander received an additional $29,589 for his service on the board of Boston Private Bank & Trust Company during 2014.

(3)
Mr. Colangelo received an additional $34,089 for his service on the board of Boston Private Bank & Trust Company during 2014. Mr. Colangelo served as the Chairman of the Bank Board until April of 2014.

(4)	Mr. Shapiro received an additional $33,250 for his service on the board of Boston Private Bank & Trust Company during 2014.

(5)
Mr. Shea received an additional $26,667 for his service on the board of Boston Private Bank & Trust Company during 2014. Mr. Shea served as Chair of the Audit Committee of the Bank through April of 2014.

(6)	Chairman of the Board.

REPORT OF THE AUDIT AND FINANCE COMMITTEE
The following is the report of the Audit and Finance Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2014. The Audit and Finance Committee acts under a written charter which specifies the scope of the Audit and Finance Committee’s responsibilities and how it carries out those responsibilities. Each member of the Audit and Finance Committee is listed below and is independent within the definition of the NASDAQ Rules.
While the Audit and Finance Committee oversees the Company’s financial reporting process for the Board of Directors consistent with its charter, management has primary responsibility for this process, including the Company’s system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. In addition, the Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements, and not the Audit and Finance Committee.
The Audit and Finance Committee has reviewed and discussed the Company’s December 31, 2014 audited consolidated financial statements with management and with KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”). The Audit and Finance Committee also has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees). In addition, the Audit and Finance Committee has also received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with KPMG its independence from the Company. The Audit and Finance Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with its independence.
Based on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.
Submitted by the Audit and Finance Committee:

John Morton III, Chair
Herbert S. Alexander
Lynn Thompson Hoffman
Brian G. Shapiro
The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

AUDIT FEES

The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2014 and 2013, and fees billed for other services rendered by KPMG.

	2014	2013
Audit fees (1)	$784,500	$1,027,000
Audit related fees (2)	41,384	716,900
Audit and audit related fees	825,884	1,743,900
Tax fees	—	—
All other fees (3)	—	29,000
Total fees	$825,884	$1,772,900

(1)	Audit fees for 2014 and 2013 include fees billed for the annual audit and quarterly reviews.

(2)
Audit related fees for 2014 and 2013 primarily include fees billed in each of the last two fiscal years for consents issued, comfort letter procedures, and consultations related to various transactions and other matters.

(3)	All other fees for 2013 include fees billed during the year for the audit of the employee benefit plans and other review services.
KPMG audited the Company’s consolidated financial statements for the year ended December 31, 2014. The Company expects representatives of KPMG to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
In February 2015, the Audit and Finance Committee completed the process to review the appointment of the Company’s independent registered accounting firm and to select a new lead audit partner. In the course of the review, the Committee considers, among other things, (1) historical and recent performance on the Company’s audit; (2) tenure as the Company’s independent auditor and familiarity with our operations; (3) the appropriateness of fees; and (4) the auditor’s independence. As a result of this review and following careful deliberation, the Committee has re-appointed KPMG, LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2015. KPMG, LLP has served as the Company’s independent registered public accounting firm for over ten years.
The Audit and Finance Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by KPMG; however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. There were no services provided under the “de minimus” provision in 2014. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit and Finance Committee, who shall present all decisions to pre-approve an activity to the full Committee at its first meeting following such decision.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Board of Directors is submitting for shareholder approval, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K. As previously disclosed by the Company, the shareholders of the Company voted on an advisory, non-binding basis, and the Board of Directors determined, to hold an advisory vote on executive compensation annually.
The resolution that is the subject of this proposal is an advisory, non-binding resolution and will not have any binding legal effect regardless of whether or not it is approved, and may not be construed as overruling a decision by the Company or the Board of Directors or creating or implying any change to the fiduciary duties of the Board. Furthermore, because this advisory, non-binding resolution relates primarily to compensation that has already been paid or contractually committed for the Company’s named executive officers, there is generally no opportunity for the Board to revisit those decisions. However, the Compensation, Governance and Executive Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of the Company’s named executive officers.
The Company’s compensation program is designed to attract, motivate and retain the named executive officers who are critical to the Company’s success by offering a combination of base salary and annual and long-term incentives that are closely aligned with the Company’s annual and long-term performance objectives. Please see the section titled “Compensation Discussion and Analysis” for additional information about the Company’s executive compensation programs.
We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year as detailed in our discussion in the section titled “Compensation Discussion and Analysis.”
For these reasons, the Board of Directors recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.
The Board of Directors unanimously recommends that shareholders vote FOR approval of the compensation of the Company’s named executive officers.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee has selected KPMG as the Company’s independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for fiscal year 2015.
Although ratification by shareholders is not required by law or by the Company’s bylaws, the Audit and Finance Committee believes that submission of its selection to shareholders is a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit and Finance Committee will take that fact into consideration, together with such other factors it deems relevant, in determining whether to retain KPMG as our independent registered public accounting firm in the future. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Committee determines that such change would be in the best interests of the Company and its shareholders.
Representatives of KPMG will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions from shareholders.
The Audit and Finance Committee reviews audit and non-audit services performed by KPMG, as well as the fees charged by KPMG for such services. In its review of non-audit service fees, the Audit and Finance Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit and Finance Committee and its activities with KPMG can be found in the “Corporate Governance - Committees of the Board and Related Matters” and “Report of the Audit and Finance Committee” sections of this Proxy Statement.
Pre-approval Policy and Procedures
Pursuant to the Audit and Finance Committee Charter, all audit and non-audit services provided to the Company by KPMG must be pre-approved by the Audit and Finance Committee. The Company’s Internal Audit Policy provides for (a) general pre-approval of audit-related services which do not exceed certain aggregate dollar thresholds approved by the Audit and Finance Committee, and (b) specific pre-approval of all other permitted services and any proposed services which exceed these same dollar thresholds. The Audit and Finance Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to re-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit related and tax services and the total amount of fees for certain permissible non-audit services classified as “all other fees.”
The Audit and Finance Committee pre-approved all audit and non-audit fees of KPMG during fiscal 2014.
The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the selection of KPMG as the Company's independent registered public accounting firm.

OTHER BUSINESS
The Board of Directors is not aware of any other business that may properly come before the Meeting. If any other matters properly come before the Meeting, the proxies will be voted at the discretion of the proxy holders.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2014 regarding shares of common stock that may be issued under the Company’s equity compensation plans including the Company’s Amended and Restated 1997 Long-Term Incentive Plan (the “1997 Plan”), the 1998 Amendment and Restatement of Directors’ Stock Option Plan (the “1998 Plan”), the Company’s 2004 Stock Option and Incentive Plan (“2004 Plan”), the Company’s 2009 Amended and Restated Stock Option and Incentive Plan (“2009 Plan”), the Company’s 2010 Inducement Stock Plan (the “Inducement Plan”), and the Company’s 2001 Employee Stock Purchase Plan, as Amended and Restated (“2001 ESPP”).

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders (1)	2,324,844	(3), (4)	$12.02	3,274,352	(5), (6)
Equity compensation plans not approved by security holders (2)	—		$—	91,897

Total	2,324,844		$12.02	3,366,249

(1)	The 2004 Plan, the 2009 Plan, the 1997 Plan, the 1998 Plan, and the 2001 ESPP.

(2)
The Inducement Plan. The Company’s Board of Directors approved the Inducement Plan, which has not been approved by the Company’s shareholders. The purpose of the Inducement Plan is to grant equity awards (stock options, restricted stock, restricted stock units, stock appreciation rights and other stock awards) to new employees as an inducement to join the Company.

(3)
Does not include purchase rights accruing under the 2001 ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(4)	Includes 690,542 shares of restricted stock that could be issued if certain performance metrics are met.

(5)
Includes 2,882,787 shares available for future issuances under the 2004 and 2009 Plans and 1,082,108 shares available under the 2001 ESPP, less the incremental shares discussed above in note (4) to this table.

(6)	Includes 59,315 shares issued in January 2015 under the 2001 ESPP for the July 1 through December 31, 2014 purchase period.

RELATED PARTY TRANSACTIONS
The Company sends out questionnaires to its directors and officers, and those of its majority or wholly-owned subsidiaries regarding related party transactions. If there are any affirmative responses, the Board reviews them and the terms and conditions of any such transactions. There were no related party transactions in 2014.

SOLICITATION OF PROXIES
The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company’s regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of common stock held of record by them. Such custodians will be reimbursed for their expenses. The Company will pay the expenses of soliciting proxies, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. The Company’s representatives may solicit proxies by mail, telephone, electronic or facsimile transmission, or personal interview.
SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING
Shareholder proposals intended to be presented at the next annual meeting of shareholders and which are to be considered for inclusion in the Company’s Proxy Statement and form of proxy for that meeting, must be received by the Company on or before November 17, 2015. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company’s Proxy Statement and form of proxy. Any such proposals should be mailed to: Corporate Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.
A shareholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the Company’s Proxy Statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company’s by-laws, to the Company at its principal executive office no earlier than December 17, 2015, nor later than January 18, 2016; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the first anniversary of the date of the preceding year’s annual meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, timely notice by the shareholder must be delivered not earlier than the close of business on the later of (1) the 90th day prior to the scheduled date of such annual meeting or (2) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed to: Corporate Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.

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BOSTON PRIVATE FINANCIAL HOLDINGS

**IMPORTANT ANNUAL MEETING INFORMATION**

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## Electronic Voting Instructions

**You can vote by Internet or telephone.**
**Available 24 hours a day, 7 days a week.**

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted via the Internet or telephone must be received by 2:00 a.m., Eastern time, on April 15, 2015.**

### Vote by Internet

- Go to **www.envisionreports.com/bpfh**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free **1-800-652-VOTE (8683)** within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board recommends a vote FOR all nominees listed in Proposal 1, and FOR Proposals 2 and 3.

| | For | Withhold | | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - Clayton G. Deutsch | ☐ | ☐ | 02 - Deborah F. Kuenstner | ☐ | ☐ | 03 - Gloria C. Larson | ☐ | ☐ |
| 04 - John Morton III | ☐ | ☐ | 05 - Daniel P. Nolan | ☐ | ☐ | 06 - Brian G. Shapiro | ☐ | ☐ |
| 07 - Mark D. Thompson | ☐ | ☐ | 08 - Stephen M. Waters | ☐ | ☐ | 09 - Donna C. Wells | ☐ | ☐ |

### B Non-Voting Items

**Change of Address** — Please print new address below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Annual Meeting. ☐

### C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy.
NOTE: Please sign exactly as your name(s) appear(s) hereon. Where there is more than one holder, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

C 1234567890 J N T

1 U P X 2 2 5 7 3 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

020O1F

Dear Shareholder,

Please take note of the important information enclosed with this proxy card.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on this proxy card to indicate how your shares will be voted.
Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Shareholders to be held on Wednesday, April 15, 2015.
Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boston Private Financial Holdings, Inc.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

BP FH BOSTON PRIVATE FINANCIAL HOLDINGS

## Proxy — Boston Private Financial Holdings, Inc.

### Proxy Solicited by the Board of Directors
### Ten Post Office Square, Boston, Massachusetts 02109

The undersigned hereby constitute(s) and appoint(s) Margaret W. Chambers and David J. Kaye, and each of them, as proxies of the undersigned (the "Proxies"), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of common stock, par value $1.00, of Boston Private Financial Holdings, Inc. (the "Company"), held of record by the undersigned at the close of business on March 4, 2015, at the Annual Meeting of Shareholders (the "Meeting") to be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts, 02109, on Wednesday, April 15, 2015 at 10:00 a.m., Eastern time, or any adjournments or postponements thereof.

**WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.**

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement with respect thereto, and the Company's Annual Report on Form 10-K for Fiscal Year 2014, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

**IF VOTING BY MAIL PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.**